Exhibit 10.2
CONFIDENTIAL TREATMENT REQUESTED

FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Dated as of January 27, 2010
Between:
THE ROYAL BANK OF SCOTLAND PLC, as Buyer,
and
NATIONSTAR MORTGAGE LLC, as Seller

TABLE OF CONTENTS

1.	APPLICABILITY	1
2.	DEFINITIONS AND ACCOUNTING MATTERS	1
3.	THE TRANSACTIONS	21
4.	PAYMENTS; COMPUTATION; COMMITMENT FEES	24
5.	TAXES; TAX TREATMENT	24
6.	MARGIN MAINTENANCE	26
7.	INCOME PAYMENTS	26
8.	SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT	27
9.	CONDITIONS PRECEDENT	30
10.	RELEASE OF PURCHASED ASSETS	34
11.	RELIANCE	34
12.	REPRESENTATIONS AND WARRANTIES	34
13.	COVENANTS OF SELLER	38
14.	REPURCHASE DATE PAYMENTS	47
15.	REPURCHASE OF PURCHASED ASSETS	47
16.	SUBSTITUTION	47
17.	RESERVED	48
18.	EVENTS OF DEFAULT	48
19.	REMEDIES	50
20.	DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE	53
21.	NOTICES AND OTHER COMMUNICATIONS	53
22.	USE OF EMPLOYEE PLAN ASSETS	53
23.	INDEMNIFICATION AND EXPENSES	53
24.	WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS	55
25.	REIMBURSEMENT	55
26.	FURTHER ASSURANCES	55
27.	TERMINATION	55
28.	SEVERABILITY	55
29.	BINDING EFFECT; GOVERNING LAW	56
30.	AMENDMENTS	56
31.	SUCCESSORS AND ASSIGNS	56
32.	SURVIVAL	56
33.	CAPTIONS	56
34.	COUNTERPARTS	56
35.	SUBMISSION TO JURISDICTION; WAIVERS	56
36.	WAIVER OF JURY TRIAL	57
37.	ACKNOWLEDGEMENTS	57
38.	HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS	57
39.	ASSIGNMENTS; PARTICIPATIONS	58
40.	SINGLE AGREEMENT	59

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41.	INTENT	59
42.	CONFIDENTIALITY	59
43.	SERVICING	60
44.	PERIODIC DUE DILIGENCE REVIEW	61
45.	SET-OFF	61
46.	AMENDMENT AND RESTATEMENT	62
47.	ENTIRE AGREEMENT	62

SCHEDULES

SCHEDULE 1	Representations and Warranties
SCHEDULE 2	Filing Jurisdictions and Offices
SCHEDULE 3	Relevant States
SCHEDULE 4	Subsidiaries

EXHIBITS

EXHIBIT A	Forms of Quarterly Certifications
EXHIBIT B	Form of Trade Assignment
EXHIBIT C	Form of Participation Certificate
EXHIBIT D	Form of Transaction Notice
EXHIBIT E	Underwriting Guidelines
EXHIBIT F	Required Fields for Servicing Transmission
EXHIBIT G	Required Fields for Asset Schedule
EXHIBIT H	Form of Confidentiality Agreement
EXHIBIT I	Form of Instruction Letter
EXHIBIT J	Form of Master Netting Agreement

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     FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of January 27, 2010, between Nationstar Mortgage LLC, a Delaware limited liability company as seller (“Seller”) and The Royal Bank of Scotland plc (as assignee of RBS Financial Products, Inc.) (“Buyer”, which term shall include any “Principal” as defined and provided for in Annex I), or as agent pursuant hereto (“Agent”).
PRELIMINARY STATEMENTS
          A. Seller and Buyer are parties to a Fourth Amended and Restated Master Repurchase Agreement dated as of April 6, 2009 (as amended, supplemented and otherwise modified from time to time, the “Existing Agreement”).
          B. Seller has requested that Buyer consent to the amendment and restatement of the Existing Agreement and in order to accommodate certain changes and modifications to the Existing Agreement, including changes to the Assets to be purchased and sold hereunder.
          C. Upon the Effective Date of this Agreement, each reference to the Existing Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement, and this Agreement shall supersede the Existing Agreement in all respects.
          D. Subject to the terms and conditions herein contained, the parties hereby agree to amend and restate the terms and conditions of the Existing Agreement in their entirety as follows:
1. APPLICABILITY
     Buyer shall, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which Seller transfers to Buyer Eligible Loans or 100% beneficial interests in Eligible Loans evidenced by Eligible Participation Certificates, which are then exchanged for Eligible Securities, against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller Purchased Assets at a date certain, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement.
2. DEFINITIONS AND ACCOUNTING MATTERS
     (a) Defined Terms. As used herein, the following terms have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
     “Accepted Servicing Practices” shall mean with respect to any Loan, the normal and customary practice of Seller utilized to service mortgage loans of the same type as the Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with the requirements of the Agency Guidelines, applicable law, FHA Regulations and VA Regulations and the requirements of any private mortgage insurer so that the FHA Mortgage Insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Loan is not voided or reduced, as applicable, and in a manner at least equal in quality to the servicing Seller or Seller’s designee provides to mortgage loans which they own in their own portfolio.
     “Additional Purchased Assets” shall have the meaning specified in Section 6(a) hereof.

     “Adjustable Rate Loan” shall mean a Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.
     “Adjustment Date” shall mean with respect to each Adjustable Rate Loan, the date set forth in the related Note on which the Mortgage Interest Rate on the Loan is adjusted in accordance with the terms of the Note.
     “Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
     “Agency” shall mean Freddie Mac, Fannie Mae, Ginnie Mae, FHA or VA, as applicable.
     “Agency Audit” shall mean any Agency and HUD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such Agency).
     “Agency Eligible Loan” shall mean a Loan that is originated in Strict Compliance with the Agency Guidelines and the eligibility requirements specified for the applicable Agency Program, and is either (i) eligible for sale to, or securitization by, Fannie Mae, Freddie Mac or Ginnie Mae or (ii) is an FHA Loan or a VA Loan.
     “Agency Guidelines” shall mean the Ginnie Mae Guide, the Fannie Mae Guide, Freddie Mac Guide, FHA Regulations and/or the VA Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time (i) by Ginnie Mae, Fannie Mae, Freddie Mac, FHA or VA, as applicable, in the ordinary course of business and, with respect to material amendments, supplements or other modifications, as to which Buyer shall not have reasonably objected within ten (10) days of receiving notice of such or (ii) by Ginnie Mae, Fannie Mae, Freddie Mac, FHA or VA, as applicable, at the request of Seller and as to which (x) Seller has given notice to Buyer of any such material amendment, supplement or other modification and (y) Buyer shall not have reasonably objected within ten (10) days of receiving notice of such.
     “Agency Program” shall mean the Ginnie Mae Program, the Fannie Mae Program and/or the Freddie Mac Program, as the context may require.
     “Agency Takeout Loan” shall mean a Loan that is an Agency Eligible Loan (other than an Early Purchase Program Loan) and is subject to a Takeout Commitment of the kind described in clause (a) of the definition of “Takeout Commitment.”
     “Agent” shall have the meaning set forth in the preamble to this Agreement.
     “Agreement” shall mean this Fifth Amended and Restated Master Repurchase Agreement (including all exhibits, schedules and other addenda hereto or thereto), as supplemented by the Fifth Amended and Restated Pricing Side Letter, together with all amendments, modifications, supplements and restatements thereto.
     “ALTA” shall mean the American Land Title Association.
     “Applicable Agency Schedule” shall have the meaning assigned thereto in Section 3(i) hereof.

     “Applicable Margin” shall have the meaning set forth in the Pricing Side Letter.
     “Appraised Value” shall mean the value set forth in an appraisal made in connection with the origination or subsequent servicing of the related Loan as the value of the Mortgaged Property.
     “Approvals” shall mean, with respect to Seller, the approvals given by the applicable Agency in designation of Seller as a Ginnie Mae approved issuer, a Ginnie Mae approved servicer, an FHA-approved mortgagee, a VA-approved lender, a Fannie Mae approved lender or a Freddie Mac approved Seller/Servicer, as applicable, in good standing.
     “Approved Title Insurance Company” shall have the meaning set forth in the Custodial Agreement.
     “Asset” shall mean a Loan or 100% beneficial interest in a Loan that is a Related Loan, a Participation Certificate, or a Security, as the context may require.
     “Asset Schedule” shall mean the list of Purchased Assets or Assets proposed to be purchased by Buyer that will be delivered in hard copy or electronic format to Buyer and shall incorporate the fields identified on Exhibit G and any other information required by Buyer and any other additional information to be provided pursuant to the Custodial Agreement.
     “Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.
     “Attorney Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.
     “Bankruptcy Code” shall mean Title 11 United States Code, Section 101 et seq., as amended from time to time.
     “Best’s” shall mean Best’s Key Rating Guide, as the same shall be amended from time to time.
     “Best Execution Loan” shall mean a Loan, which is not subject to a valid and binding Takeout Commitment, which is not Delinquent, and which is subject to a hedging agreement with Buyer or an Affiliate of Buyer.
     “Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian’s offices, banking and savings and loan institutions in the State of New York, Connecticut or Texas, the City of New York or the city or state in which the Custodian’s offices are located are closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.
     “Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     “Cash Equivalents” shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
     “Change of Control” shall mean, with respect to Seller, the acquisition by any other Person, or two or more other Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of such Seller at any time if, after giving effect to such acquisition, Fortress Investment Group LLC and its Affiliates do not own, directly or indirectly, more than fifty percent (50%) of such outstanding voting stock.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Collection Account” shall mean the following account established by Seller in accordance with Section 13(ii) for the benefit of Buyer, “Nationstar Mortgage LLC in trust for Greenwich Capital Financial Products, Inc. — P&I account — Account # 727103996”.
     “Collection Account Control Agreement” shall mean the collection account control agreement dated as of February 29, 2008 among Buyer, Seller and JPMorgan Chase Bank, National Association, in form and substance acceptable to Buyer to be entered into with respect to the Collection Account, together with all amendments, modifications, supplements and restatements thereto.
     “Commitment Fee” shall have the meaning assigned to it in Section 4(c).
     “Commitment Fee Amount” shall have the meaning assigned thereto in the Pricing Side Letter.
     “Confirmation” shall have the meaning assigned thereto in Section 3(a) hereof.
     “Contractual Obligation” shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.
     “Conversion Date” shall mean, with respect to a Purchased Participation Certificate, the date on which Buyer releases its rights, title and interest in the Related Loans and the Related Security is registered as a book-entry security in the name of the Depository.

     “Corporate Loan” shall mean each loan made by Buyer to Seller pursuant to the Corporate Loan Agreement.
     “Corporate Loan Agreement” shall mean that certain Third Amended and Restated Loan Agreement, dated as of January 27, 2010, between Buyer and Seller, together with all amendments, modifications, supplements and restatements thereto.
     “Custodial Agreement” shall mean the Amended and Restated Custodial Agreement, dated as of January 27, 2010, among Seller, Buyer, and Custodian, together with all amendments, modifications, supplements and restatements thereto.
     “Custodian” shall mean The Bank of New York Mellon Trust Company, N.A., or its successors and permitted assigns, or any successor custodian appointed by the Buyer and Seller to act as custodian under this Agreement.
     “Custodian Loan Transmission” shall have the meaning assigned thereto in the Custodial Agreement.
     “Default” shall mean an Event of Default or any event, that, with the giving of notice or the passage of time or both, would become an Event of Default.
     “Delinquent” shall mean, with respect to a Loan, that a Monthly Payment due thereon is not made by the close of business on the Due Date. The number of days that a Loan is deemed Delinquent shall be determined by reference to the Mortgage Bankers Association calculation of delinquency.
     “Depository” shall have the meaning set forth in the glossary of the Ginnie Mae Guide, the Fannie Mae Guide or the Freddie Mac Guide, as applicable.
     “Dollars” or “$” shall mean lawful money of the United States of America.
     “Dry Loan” shall mean a Loan which is underwritten in accordance with the Underwriting Guidelines and as to which the related Mortgage File contains all required Loan Documents.
     “Due Date” shall mean the day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.
     “Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 44 hereof with respect to any or all of the Assets or the Seller or related parties, as desired by Buyer from time to time.
     “Early Purchase Program Loan” shall mean a Loan identified as an Early Purchase Program Loan on the related Asset Schedule that is an Agency Eligible Loan subject to a Takeout Commitment of the kind described in clause (c) of the definition of “Takeout Commitment,” and as to which 100% of the beneficial interests therein are evidenced by a Participation Certificate.
     “Effective Date” shall mean the date upon which the conditions precedent set forth in Section 9(a) have been satisfied.
     “Electronic Tracking Agreement” shall mean the electronic tracking agreement, together with all amendments, modifications, supplements and restatements thereto, among RBS Financial Products Inc. (f/k/a Greenwich Capital Financial Products, Inc.), Seller, MERSCORP, Inc. and MERS, in form and substance acceptable to Buyer to be entered into in the event that any of the Loans become MERS Loans; provided that if no Loans are or will be MERS Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.
     “Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).
     “Eligible Asset” shall mean an Eligible Loan, an Eligible Participation Certificate and/or an Eligible Security, as the context may require.
     “Eligible Loan” shall have the meaning assigned thereto in the Pricing Side Letter.
     “Eligible Participation Certificate” shall mean a Participation Certificate (i) that represents a 100% beneficial interest in a pool of Eligible Loans that are Early Purchase Program Loans (together with all related Servicing Rights), (ii) that is sufficient for Seller to issue and Ginnie Mae to guarantee, or for Seller to sell and Fannie Mae or Freddie Mac to issue, the Related Security in the amount and with the terms described in the related Takeout Commitment, and (iii) as to which the Takeout Price set forth in the related Takeout Commitment is for an amount that is less than the outstanding Repurchase Price for such Participation Certificate. No Participation Certificate shall be an Eligible Participation Certificate if such Participation Certificate has been subject to Transactions for more than six (6) Business Days (whether or not consecutive).
     “Eligible Security” shall mean a Security that is a Related Security (i) as to which the representations and warranties in Schedule 1 of the Agreement are true and correct, (ii) that is issued on the Conversion Date in Strict Compliance with the applicable Agency Guidelines, (iii) for which a CUSIP has been issued and provided to Buyer, (iv) that is backed solely by Eligible Loans that are Early Purchase Program Loans that were subject to Transactions immediately prior to the issuance of the Security, (v) that is delivered in a manner sufficient to cause Buyer to have a perfected, first priority security interest in, and to be the “entitlement holder” (as defined in Section 8-102(a)(7) of the Uniform Commercial Code of, such Security, (vi) for which the Conversion Date occurs prior to the related Settlement Date, and (vii) that is purchased by the Takeout Investor on the related Security Settlement Date.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” shall mean any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which Seller is a member.
     “Escrow Payments” shall mean, with respect to any Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Note or Mortgage or any other document.
     “Event of Default” shall have the meaning provided in Section 18 hereof.
     “Exception” shall have the meaning assigned thereto in the Custodial Agreement.

     “Exception Report” shall mean the exception report prepared by the Custodian pursuant to the Custodial Agreement.
     “Fannie Mae” shall mean Fannie Mae or any successor thereto.
     “Fannie Mae Guide” shall mean the Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.
     “Fannie Mae Program” shall mean the Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.
     “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal, for each day during such period, to the weighted average of the rates on overnight federal funds transaction with members of the Federal Reserve System arranged by federal funds brokers, as published for such day in the Wall Street Journal and quoted in the Federal Reserve Statistical Release (H.15).
     “FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
     “FHA Act” shall mean the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and eligible to own and service mortgage loans such as the FHA Loans.
     “FHA Loans” means an Eligible Loan that is the subject of an FHA Mortgage Insurance Contract, which shall include FHASecure mortgage loans (a refinancing option sponsored by the FHA that gives homeowners, with non-FHA adjustable rate mortgages, the ability to refinance into a FHA-insured mortgage pursuant to the criteria established by the FHA).
     “FHA Mortgage Insurance” shall mean mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Act and provided by the FHA.
     “FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Loan.
     “FHA Regulations” shall mean regulations promulgated by HUD under the FHA Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
     “FIF HE Corporate Loan Agreement Guaranty” shall mean the Guarantee, dated as of February 29 2008, made by the FIF HE Guarantor in favor of the Buyer with respect to the Seller’s obligations under the Corporate Loan Agreement, as amended, further supplemented or otherwise modified from time to time. For the avoidance of doubt, the FIF HE Corporate Loan Agreement Guaranty shall terminate upon the satisfaction in full by the Seller of its obligations under the Corporate Loan Agreement.
     “FIF HE Guarantor” shall mean, collectively, FIF HE Holdings LLC, a Delaware limited liability company, FIF HE Holdings LLC, acting with respect to Series 1 thereof and FIF HE Holdings LLC, acting with respect to Series 2 thereof.
     “FIF HE Guaranty” shall mean, collectively (i) the FIF HE Repurchase Agreement Guaranty, and (ii) the FIF HE Corporate Loan Agreement Guaranty.

     “FIF HE Repurchase Agreement Guaranty” shall mean the Amended and Restated Guarantee, dated as of February 29 2008, made by the FIF HE Guarantor in favor of the Buyer with respect to the Seller’s Obligations under this Agreement, as amended, further supplemented or otherwise modified from time to time. For the avoidance of doubt, the FIF HE Repurchase Agreement Guaranty shall terminate upon the earlier of the satisfaction in full by the Seller of (i) its obligations under the Corporate Loan Agreement and (ii) the Obligations under this Agreement.
     “First Lien” shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property
     “Fortress Guarantors” shall mean each of Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) LP, Fortress Investment Fund III (Fund E) LP, Fortress Investment Fund IV (Fund A) LP, Fortress Investment Fund IV (Fund B) LP, Fortress Investment Fund IV (Fund C) LP, Fortress Investment Fund IV (Fund D) LP, Fortress Investment Fund IV (Fund E) LP, Fortress Investment Fund IV (Fund F) LP and Fortress Investment Fund IV (Fund G) LP.
     “Fortress Guaranty” shall mean the Guaranty, dated as of February 29, 2008, made by the Fortress Guarantors in favor of the Buyer, together with all amendments, modifications, supplements and restatements thereto. For the avoidance of doubt, the Fortress Guaranty shall terminate upon the satisfaction in full by the Seller of its obligations under the Corporate Loan Agreement.
     “Freddie Mac” shall mean Freddie Mac, or any successor thereto.
     “Freddie Mac Guide” shall mean the Freddie Mac Sellers’ and Servicers’ Guide, as such Guide may hereafter from time to time be amended.
     “Freddie Mac Program” shall mean the Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.
     “GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America.
     “Ginnie Mae” shall mean the Government National Mortgage Association and its successors in interest, a wholly-owned corporate instrumentality of the government of the United States of America.
     “Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended.
     “Ginnie Mae Program” shall mean the Ginnie Mae Mortgage-Backed Securities Programs, as described in the Ginnie Mae Guide.
     “Governmental Authority” shall mean with respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.
     “Gross Margin” shall mean with respect to each Adjustable Rate Loan, the fixed percentage amount set forth in the related Note and the Asset Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Note to determine the new Mortgage Interest Rate for such Loan.

     “Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by the Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
     “HUD” shall mean the Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Ginnie Mae.
     “Income” shall mean, with respect to any Purchased Asset at any time, any principal and/or interest thereon and all dividends, sale proceeds (including, without limitation, any proceeds from the securitization of any Purchased Asset or other disposition thereof) and other collections and distributions thereon (including, without limitation, any proceeds received in respect of mortgage insurance), but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the initial Purchase Date with respect to such Purchased Asset.
     “Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument.
     “Index” shall mean with respect to each Adjustable Rate Loan, the index identified on the related Asset Schedule and set forth in the related Note for the purpose of calculating the interest rate thereon.
     “Instruction Letter” shall mean a letter agreement between Seller and each Subservicer substantially in the form of Exhibit I attached hereto.
     “Insurance Proceeds” shall mean with respect to each Asset, proceeds of insurance policies insuring the Asset or the related Mortgaged Property.

     “Interest Only Loan” shall mean a Loan which, by its terms, requires the related Mortgagor to make monthly payments of only accrued interest for a certain period of time following origination. After such interest-only period, the loan terms provide that the Mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Loan will amortize fully on or prior to its final payment date.
     “Interest Period” shall mean, with respect to any Transaction, the period commencing on the Purchase Date with respect to such Transaction and ending on the calendar day prior to the related Repurchase Date. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.
     “Interest Rate Adjustment Date” shall mean with respect to each Adjustable Rate Loan, the date on which the Mortgage Interest Rate is adjusted, as set forth in the related Note and the Asset Schedule.
     “Interest Rate Protection Agreement” shall mean with respect to any or all of the Purchased Assets, any interest rate swap, cap or collar agreement or any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies entered into by Seller and reasonably acceptable to Buyer.
     “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.
     “LIBO Base Rate” shall mean with respect to each day on which a Transaction is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum equal to the rate published by Bloomberg or if such rate is not available, the rate appearing on page Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such date (rounded up to the nearest whole multiple of 1/16%), as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which Buyer is offered Dollar deposits at or about 11:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Transactions to be outstanding on such day.
     “LIBO Rate” shall mean with respect to each Interest Period pertaining to a Transaction, a rate (reset on a monthly basis) per annum determined by Buyer in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by Buyer shall be conclusive absent manifest error by Buyer:

LIBO Base Rate

1.00 — LIBO Reserve Requirements
     The LIBO Rate shall be calculated on each Purchase Date and Repurchase Date commencing with the first Purchase Date.
     “LIBO Reserve Requirements” shall mean for any Interest Period for any Transaction, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Buyer in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

     “Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.
     “Liquidity” shall mean with respect to the Seller, the sum of (i) its cash, plus (ii) its Cash Equivalents, plus (iii) the aggregate amount of unused capacity available to the Seller (taking into account applicable haircuts) under mortgage loan warehouse or servicer advance facilities for which the Seller has unencumbered eligible collateral to pledge thereunder.
     “Loan” shall mean a closed-end, fully funded First Lien loan secured by a mortgage on a one to four family residential property, together with the Servicing Rights thereon, which the Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, and which Loan includes, without limitation, (i) a Note, the related Mortgage and all other Loan Documents and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.
     “Loan Documents” shall have the meaning assigned to the term “Mortgage Loan Documents” in the Custodial Agreement.
     “Loan Pool” shall have the meaning assigned thereto in the Custodial Agreement.
     “Loan-to-Value Ratio” or “LTV” shall mean with respect to any Loan, the ratio expressed as a percentage of the outstanding principal amount of such Loan at the time of origination of such Loan to the lesser of (a) most recently obtained the Appraised Value of the related Mortgaged Property and (b) if the related Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the related Mortgaged Property.
     “Margin Call” shall have the meaning assigned thereto in Section 6(a) hereof.
     “Margin Deficit” shall have the meaning assigned thereto in Section 6(a) hereof.
     “Market Value” shall mean the value, determined on any date by Buyer in its sole reasonable discretion, taking into account customary factors, including without limitation, market factors where the Assets may be sold in their entirety to a single third-party purchaser. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer. Buyer shall have the right to mark to market the Assets on a daily basis which Market Value with respect to one or more of the Assets may be determined to be zero. Seller acknowledges that Buyer’s determination of Market Value is for the limited purpose of determining the value of Purchased Assets which are subject to Transactions hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Assets achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence. The Market Value shall be deemed to be zero with respect to each Asset that is not an Eligible Asset.
     “Master Netting Agreement” shall mean that certain Second Amended and Restated Collateral Security, Setoff and Netting Agreement, in the form of Exhibit J hereto, dated as of January 9, 2009 among Buyer, Seller, FIF HE Guarantor and certain Affiliates and Subsidiaries, together with all amendments, modifications, supplements and restatements thereto.
     “Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations or financial condition of any of the Seller or FIF HE Guarantor, (b) the ability of any of the Seller or FIF HE Guarantor, to perform its respective obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any of the Program Documents, (d) the rights and remedies of the Buyer under any of the Program Documents, (e) the timely repurchase of the Purchased Assets or payment of other amounts payable in connection therewith, or (f) the Purchased Items (other than changes in Market Value due to market conditions).
     “Maximum Aggregate Purchase Price” shall mean, as of any date of determination, $300,000,000.
     “Maximum Mortgage Interest Rate” shall mean with respect to each Adjustable Rate Loan, a rate that is set forth on the related Asset Schedule and in the related Note and is the maximum interest rate to which the Mortgage Interest Rate on such Loan may be increased on any Adjustment Date.
     “MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.
     “MERS Identification Number” shall mean the eighteen digit number permanently assigned to each MERS Loan.
     “MERS Loan” shall mean any Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Note, and which is identified as a MERS Loan on the related Schedule.
     “Monthly Payment” shall mean, the scheduled monthly payment of interest, and as applicable, principal (including any Balloon Payment) on a Loan required to be made pursuant to the provisions of the related Note, as adjusted for an Adjustable Rate Loan in accordance with changes in the Mortgage Interest Rate as provided in the related Note.
     “Mortgage” shall mean with respect to a Loan, the mortgage, deed of trust or other instrument, which creates a First Lien on the fee simple or leasehold estate in such real property which secures the Note.
     “Mortgage File” shall have the meaning assigned thereto in the Custodial Agreement.
     “Mortgage Interest Rate” shall mean the annual rate of interest borne on a Note, which shall be adjusted from time to time with respect to Adjustable Rate Loans.
     “Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Note.
     “Mortgagee” shall mean the record holder of a Note secured by a Mortgage.
     “Mortgagor” shall mean the obligor or obligors on a Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
     “Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate or as to which Seller or any ERISA Affiliate has any actual or potential liability or obligation and that is covered by Title IV of ERISA.

     “MV Margin Amount” shall mean, with respect to any Transaction, as of any date of determination, the amount obtained by application of the MV Margin Percentage to the Repurchase Price (reduced by the amount of any accrued and unpaid Price Differential) for such Transaction as of such date.
     “MV Margin Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.
     “Negative Amortization” shall mean with respect to each Negative Amortization Loan, that portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Loan for such month and which, pursuant to the terms of the Note, is added to the principal balance of the Loan.
     “Negative Amortization Loan” shall mean each Loan that may be subject to Negative Amortization.
     “Net Income” shall mean, for any period, the net income of any Person for such period as determined in accordance with GAAP.
     “Net Worth” shall mean, with respect to any Person, the excess of total assets of such Person, over Total Liabilities of such Person, determined in accordance with GAAP.
     “Non-Conforming Loan” shall mean a Loan that is not an Agency Eligible Loan and is subject to a Takeout of the kind described in clause (b) of the definition of Takeout Commitment.
     “Note” shall mean, with respect to any Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.
     “Notice of Certification” shall have the meaning assigned thereto in the Custodial Agreement.
     “Obligations” shall mean (a) all of Seller’s obligations to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of Seller to Buyer, its Affiliates, the Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Assets, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Program Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Program Documents.
     “Par Margin Amount” shall mean, with respect to any Transaction, as of any date of determination, the amount obtained by application of the Par Margin Percentage to the Repurchase Price (reduced by the amount of any accrued and unpaid Price Differential) for such Transaction as of such date.
     “Par Margin Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.
     “Participants” shall have the meaning assigned thereto in Section 39 hereof.

     “Participation Certificate” shall mean, with respect to the applicable Agency Program, a certificate, in the form of Exhibit C, executed by Seller, evidencing the 100% undivided beneficial ownership interest in the Loans that are either set forth on Fannie Mae Form 2005 (Schedule of Mortgages), Freddie Mac Form 1034 (Fixed-Rate Custodial Certification Schedule), or HUD 11706 (Schedule of Pooled Mortgages) and attached to such Participation Certificate, or identified on a computer tape compatible with the related Selling System as belonging to the mortgage loan pool described in such Participation Certificate, as applicable.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).
     “Plan” shall mean an employee benefit or other plan established or maintained by either Seller or, in the case of a Plan subject to Title IV of ERISA, any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
     “PMI Policy” or “Primary Insurance Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.
     “Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount under this Agreement, or any other Program Document that is not paid when due to Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 4.00% per annum, plus (a)(i) the Pricing Rate otherwise applicable to such Asset or other amount, or (ii) if no Pricing Rate is otherwise applicable, the LIBO Rate plus (b) the Applicable Margin.
     “Price Differential” shall mean, with respect to each Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by Seller to Buyer with respect to such Transaction).
     “Pricing Rate” shall mean the per annum percentage rate for determination of the Price Differential as set forth in the Pricing Side Letter.
     “Pricing Side Letter” shall mean that certain Fifth Amended and Restated Pricing Side Letter, dated as of January 27, 2010, between Seller and Buyer, together with all amendments, modifications, supplements and restatements thereto.
     “Principal” shall have the meaning assigned thereto in Annex I.
     “Program Documents” shall mean this Agreement, the Pricing Side Letter, the Corporate Loan Agreement, the FIF HE Guaranty, the Fortress Guaranty, the Custodial Agreement, the Collection Account Control Agreement, the Master Netting Agreement, any Servicing Agreement, any Instruction Letter, the Electronic Tracking Agreement, and any other agreement entered into by Seller, on the one hand, and the Buyer and/or any of its Affiliates or Subsidiaries (or Custodian on its behalf) on the other, in connection herewith or therewith.
     “Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
     “Purchase Date” shall mean, with respect to each Transaction, the date on which Assets are sold by Seller to Buyer hereunder.
     “Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.
     “Purchased Assets” shall mean Purchased Loans (including 100% beneficial interest in Loans that are Related Loans and as to which the related Participation Certificate is a Purchased Participation Certificate), Purchased Participation Certificates and/or Purchased Securities, as the context may require. The term “Purchased Assets” with respect to any Transaction at any time shall also include Additional Purchased Asset delivered pursuant to Section 6(a) hereof and Substitute Assets delivered pursuant to Section 16 hereof.
     “Purchased Items” shall have the meaning assigned thereto in Section 8 hereof.
     “Purchased Loans” shall mean any of the following assets sold by Seller to Buyer in a Transaction on a servicing-released basis: the Loans, together with the related Servicing Records, the related Servicing Rights (which were sold by Seller and purchased by Buyer on the related Purchase Date), and with respect to each Loan, such other property, rights, titles or interest as are specified on a related Transaction Notice, and all documents, instruments, chattel paper, and general intangibles comprising or relating to all of the foregoing.
     “Purchased Participation Certificate” shall mean a Participation Certificate evidencing the 100% beneficial interest in Related Loans sold by Seller to Buyer in a Transaction, together with the related Servicing Records, the related Servicing Rights (which were sold by Seller and purchased by Buyer on the related Purchase Date), and with respect to each Loan, such other property, rights, titles or interest as are specified on a related Transaction Notice, and all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing.
     “Purchased Security” shall mean a Related Security and all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing.
     “Qualified Insurer” shall mean an insurance company duly qualified as such under the laws of each state in which any Mortgaged Property is located, duly authorized and licensed in each such state to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae, Freddie Mac and Ginnie Mae and whose claims paying ability is rated in the two highest rating categories by Best’s with respect to hazard and flood insurance
     “Qualified Originator” shall mean (a) Seller and (b) any other originator of Loans that has been approved by Seller in accordance with its customary practices.
     “Reacquired Assets” shall have the meaning assigned thereto in Section 16.
     “Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity specifically with respect to a Purchased Asset. Records shall include, without limitation, the Notes, any Mortgages, the Mortgage Files, the Servicing File, and any other instruments necessary to document or service a Loan that is a Purchased Loan, including, without limitation, the complete payment and modification history of each Loan that is a Purchased Loan.
     “Reimbursement Bank” shall mean JPMorgan Chase Bank, N.A. or any successor thereto.
     “Related Credit Enhancement” shall have the meaning assigned thereto in Section 8(a) hereof.
     “Related Loan” shall mean a Purchased Loan that is an Early Purchase Program Loan and underlies a Participation Certificate or the Related Security, as the context may require.
     “Related Security” shall mean the Security backed by the Related Loans that is issued in exchange for the related Purchased Participation Certificate on the related Conversion Date.
     “Removal Date” shall mean, with respect to any Purchased Participation Certificate, the date on which any Related Loan is removed from the related Loan Pool for any reason.
     “Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .23, .24, .28, .29, .31 or .32 of PBGC Reg. § 4043; provided, that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code.
     “Repurchase Date” shall mean the date occurring on (i) the seventh (7th) day of each month following the related Purchase Date (or if such date is not a Business Day, the following Business Day), (ii) any other Business Day set forth in the related Transaction Notice and/or the related Confirmation, (iii) with respect to a Purchased Security, the related Settlement Date, or (iv) the date determined by application of Section 19, as applicable.
     “Repurchase Price” shall mean the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the outstanding Purchase Price for such Purchased Assets and the Price Differential as of the date of such determination.
     “Required Documents” shall have the meaning set forth in the Custodial Agreement.
     “Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Rescission” shall mean the right of a Mortgagor to rescind the related Note and related documents pursuant to applicable law.
     “Responsible Officer” shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution.
     “Restricted Payments” shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.
     “Reuters Screen LIBOR01 Page” shall mean the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).
     “Rolled Transaction” shall have the meaning set forth in Section 3(g) hereof.
     “Section 404 Notice” shall mean the notice required pursuant to Section 404 of the Helping Families Save Their Homes Act of 2009 (P.L. 111-22), which amends 15 U.S.C. Section 1641 et seq., to be delivered by a creditor that is an owner or an assignee of a Loan to the related Mortgagor within thirty (30) days after the date on which such Loan is sold or assigned to such creditor.
     “Securities Repurchase Agreement” shall mean (i) the Master Repurchase Agreement, dated as of March 2, 2007, between Seller and Buyer, together with all amendments, modifications, supplements and restatements thereto; and (ii) the Master Repurchase Agreement, dated as of September 30, 2007, between Seller and Greenwich Capital Markets, Inc. (now known as “RBS Securities Inc.”), together with all amendments, modifications, supplements and restatements thereto.
     “Security” shall mean a fully-modified pass-through mortgage-backed security that is (i)(a) issued by Seller and fully guaranteed by Ginnie Mae or (b) issued and fully guaranteed with respect to timely payment of interest and ultimate payment of principal by Fannie Mae or Freddie Mac and (ii) evidenced by a book-entry account in a depository institution having book-entry accounts at the applicable Depository and (iii) backed by a pool of Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Security in the related Takeout Commitment.
     “Selling System” shall mean the Freddie Mac automated system by which sellers and servicers of mortgage loans to Freddie Mac transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to Freddie Mac, as more fully described in the Freddie Mac Guide.
     “Servicer” shall mean the Seller in its capacity as servicer or master servicer of the Loans.
     “Servicing Agreement” shall have the meaning provided in Section 43(c) hereof.
     “Servicing File” shall mean, with respect to each Loan, the file retained by Seller (in its capacity as Servicer) consisting of all documents that a prudent originator and servicer would have, including copies of the Loan Documents and all documents necessary to document and service the Loans and any and all documents required to be delivered pursuant to any of the Program Documents.
     “Servicing Records” shall have the meaning assigned thereto in Section 43(b) hereof.

     “Servicing Rights” shall mean contractual, possessory or other rights of Seller or any other Person, whether arising under the Servicing Agreement, the Custodial Agreement or otherwise, to administer or service a Purchased Loan (including Loans underlying Purchased Participation Certificates) or to possess related Servicing Records.
     “Servicing Transmission” shall mean a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit F.
     “Settlement Date” shall mean, with respect to a Related Security, the date specified in the related Takeout Commitment on which the sale of such Security to the Takeout Investor will be settled on a delivery-versus-payment basis.
     “Strict Compliance” shall mean the compliance of Seller and Loans with the requirements of the Agency Guidelines, as applicable and as amended by any agreements between Seller and the applicable Agency, sufficient to enable (i) FHA to issue the related FHA Mortgage Insurance Contracts, (ii) VA to deliver the related VA Loan Guarantee Agreements, and (iii) Seller to issue and Ginnie Mae to guarantee or Fannie Mae or Freddie Mac to issue and guarantee a Security; provided, that until copies of any such agreements between Seller and the applicable Agency have been provided to Buyer by Seller and agreed to by Buyer, such agreements shall be deemed, as between Seller and Buyer, not to amend the requirements of the applicable Agency Guidelines.
     “Subservicer” shall have the meaning provided in Section 43(c) hereof.
     “Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
     “Substitute Assets” has the meaning assigned thereto in Section 16.
     “Takeout Commitment” shall mean a fully assignable commitment of Seller to (a) sell one or more identified Loans to a Takeout Investor that is an Agency, (b) sell one or more identified Loans to a Takeout Investor other than an Agency, or (c) (i) swap one or more identified Loans that are Early Purchase Program Loans with a Takeout Investor that is an Agency for a Security, and (ii) sell the related Security to a Takeout Investor, and in each case, the corresponding Takeout Investor’s commitment back to Seller to effectuate any of the foregoing, as applicable.
     “Takeout Investor” shall mean (i) an Agency or (ii) other institution which has made a Takeout Commitment and has not been rejected by Buyer.
     “Takeout Price” shall mean, with respect to a Purchased Asset, the purchase price to be paid for such Asset by the Takeout Investor pursuant to the related Takeout Commitment.
     “Tangible Net Worth” shall mean, with respect to any Person at any date, (i) the net worth of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights)

and any and all advances to, investments in and receivables held from Affiliates; provided, however, that the non-cash effect (gain or loss) of any mark-to-market adjustments made directly to stockholders’ equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.
     “Termination Date” shall mean February 26, 2011, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
     “Total Liabilities” shall mean the total liabilities of the Seller and its consolidated Subsidiaries, determined in accordance with GAAP, modified to exclude the amount of any nonrecourse debt (i.e., any securitization debt) rather than to include such debt.
     “Trade Assignment” shall mean an assignment to Buyer of a forward trade between the Takeout Investor and Seller with respect to one or more Assets (provided that with respect to a Takeout Commitment relating to an Early Purchase Program Loan, such assignment shall be in substantially in the form of Exhibit B hereto), together with the related trade confirmation from the Takeout Investor to Seller that has been fully executed, is enforceable and is in full force and effect and confirms the details of such forward trade.
     “Transaction” has the meaning assigned thereto in Section 1.
     “Transaction Notice” shall mean a written request by Seller in the form of Exhibit D hereto to enter into a Transaction, in a form to be mutually agreed upon between Seller and Buyer, which is delivered to Buyer.
     “Trust Receipt” shall have the meaning provided in the Custodial Agreement.
     “Underwriting Fees” shall have the meaning assigned thereto in the Pricing Side Letter.
     “Underwriting Guidelines” shall mean the underwriting guidelines of the Seller attached as Exhibit E hereto in effect as of the date of this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with terms of this Agreement. Any material amendments, supplements or modifications shall be effective upon the Seller’s delivery of notification of such amendments, supplements or modifications to Buyer.
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
     “USC” shall mean the United State Code, as amended.
     “VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
     “VA Loan” shall mean a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a VA Loan Guaranty Agreement, or a Mortgage Loan which is a vender loan sold by the VA.

     “VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, together with all amendments, modifications, supplements and restatements thereto.
     “VA Regulations” shall mean regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related handbooks, circulars and notices.
     “Wet Loan” shall mean a Loan that is underwritten in accordance with the Underwriting Guidelines and does not contain all the required Loan Documents in the Mortgage File, which in order to be deemed an Eligible Loan shall have the following additional characteristics: (a) such Wet Loan is fully funded to the order of the related Mortgagor and closed and (b) the related Rescission period has expired.
     (b) Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Buyer hereunder shall be prepared, in accordance with GAAP.
     (c) Interpretation. The following rules of this subsection (c) apply unless the context requires otherwise. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Program Document) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited thereby or by any Program Document and in effect from time to time in accordance with the terms thereof. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.
     Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Seller by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.
     A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where Seller is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form.

     This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller, a servicer of the Purchased Loans, any other Person or the Purchased Assets themselves.
3. THE TRANSACTIONS
     (a) Subject to the terms and conditions of the Program Documents, Buyer shall, from time to time as requested by Seller, enter into Transactions with an aggregate Purchase Price for all Purchased Assets acquired by Buyer not to exceed the Maximum Aggregate Purchase Price. Unless otherwise agreed, Seller shall request that Buyer enter into a Transaction by delivering (i) a Transaction Notice substantially in the form of Exhibit D hereto or other form acceptable to Buyer in its sole discretion (a “Transaction Notice”), appropriately completed, to Buyer and an Asset Schedule to Buyer and Custodian; provided that in connection with any Transaction Notice, Seller shall be deemed to have made the certifications and representations and warranties set forth in Exhibit D hereto regardless of the form of such Transaction Notice and (ii) the Mortgage File to Custodian for each Loan (other than a Wet Loan) proposed to be included in such Transaction (whether or not such Loan is subject to a Participation Certificate), which, Transaction Notice, Asset Schedule and Mortgage File must be received no later than 12:00 p.m. (New York City time) on the requested Purchase Date. Such Transaction Notice shall clearly indicate those Loans that are intended to be Wet Loans and Dry Loans and include a Asset Schedule in respect of the Assets that Seller proposes to include in the related Transaction. Each Transaction Notice shall specify the proposed Purchase Date, Purchase Price, Pricing Rate and Repurchase Date. In the event that the parties hereto desire to enter into a Transaction on terms other than as set forth in this Agreement and the Transaction Notice, Buyer shall deliver to Seller, in electronic or other format, a “Confirmation” specifying such terms prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date. Following its receipt of a Transaction Notice, the Buyer shall deliver to the Seller, in electronic or other format, a “Confirmation” confirming the terms thereof prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date, all of which terms shall be as specified in the related Transaction Notice and the Program Documents. By entering into a Transaction with Buyer, Seller consents to the terms set forth in any related Confirmation. Any such Confirmation and the related Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and Seller with respect to the Transaction to which the Transaction Notice and Confirmation, if any, relates. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction.
     (b) Not later than 3:30 p.m. (New York City time) on each Business Day, the Custodian shall deliver to the Buyer, via Electronic Transmission acceptable to the Buyer, one or more Trust Receipts (with a Custodian Loan Transmission attached thereto) accompanied by an Exception Report, showing the status of all Loans then held by the Custodian, including but not limited to the Wet Loans and Dry Loans which are subject to Exceptions, and the time the related Loan Documents have been released pursuant to Sections 6(a) or 6(b) of the Custodial Agreement. The original copies of such Trust Receipts shall be delivered to JPMorgan Chase Bank at Four New York Plaza, Ground Floor, Outsourcing Department, New York, New York 10004, Attention: Cheryl Brown for the account of The Royal Bank of Scotland plc, telephone number (212) 623-3082, as agent for Buyer by overnight delivery using a nationally recognized insured overnight delivery service.
     (c) (i) With respect to each Purchased Participation Certificate that is subject to a Transaction hereunder, the Security that is issued on the related Conversion Date (provided it is an Eligible Security) shall replace the Participation Certificate as the Purchased Asset, and from and after the Conversion Date, the Purchased Asset subject to such Transaction shall be the Purchased Security. For the avoidance of doubt, any Eligible Security that is issued with respect to the Eligible Loans underlying a Purchased Participation Certificate shall, on the Conversion Date, replace the Purchased Participation Certificate and automatically become subject to the Transaction to which the Purchased Participation Certificate was subject.
          (ii) With respect to each Purchased Participation Certificate that is subject to a Transaction hereunder, if a Removal Date shall occur with respect to a Related Loan underlying such Purchased Participation Certificate, such Related Loan shall automatically become a Purchased Asset (other than Early Purchase Program Loan) on and after such Removal Date subject to such Transaction without any further act on the part of Seller or Buyer; provided that, such Related Loan shall meet the criteria set forth in the definition of “Eligible Loan”.
     (d) Upon Seller’s request to enter into a Transaction pursuant to Section 3(a), Buyer shall, assuming all conditions precedent set forth in this Section 3 and in Sections 9(a) and (b) have been met, and provided no Default shall have occurred and be continuing, not later than 5:00 p.m. (New York City time) on the requested Purchase Date purchase the Assets (insofar as such Assets are Eligible Assets) included in the related Transaction Notice by transferring, via wire transfer (pursuant to wire transfer instructions provided by Seller on or prior to such Purchase Date), the Purchase Price in immediately available funds. Seller acknowledges and agrees that the Purchase Price paid in connection with any Purchased Loan that is purchased in any Transaction includes a mutually negotiated premium allocable to the portion of such Purchased Assets that constitutes the related Servicing Rights.
     (e) Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:
     (i) Buyer determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “LIBO Base Rate” in Section 2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Transactions as provided herein; or
     (ii) it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on the LIBO Base Rate;
then Buyer shall give Seller prompt notice thereof and, so long as such condition remains in effect, Buyer shall be under no obligation to purchase Assets hereunder, and Seller shall, at its option, either repurchase such Assets or pay a Pricing Rate at a rate per annum as reasonably determined by Buyer taking into account the increased cost to Buyer of purchasing and holding the Assets.
     (f) Except as provided in Section 3(g), Seller shall repurchase, at the applicable Repurchase Price, the related Purchased Assets from Buyer on each related Repurchase Date, against the Buyer’s re-transfer to the Seller of the related Purchased Assets. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset. Seller is obligated to obtain the Purchased Assets from Buyer or its designee (including the Custodian) at Seller’s expense on (or after) the related Repurchase Date.

     (g) Provided that the applicable conditions in Sections 9(a) and (b) have been satisfied, on each related Repurchase Date, each Purchased Asset shall automatically become subject to a new Transaction unless the Buyer is notified not later than 11:00 a.m. New York City time at least two (2) Business Day prior to any such Repurchase Date (a “Rolled Transaction”). Buyer shall purchase the related Eligible Assets pursuant to the procedures set forth in this Section 3(g). For each Rolled Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Pricing Side Letter.
     (h) If the Seller intends to repurchase any Purchased Assets on any day which is not a Repurchase Date, the Seller shall give two (2) Business Days’ prior written notice thereof to the Buyer (if such repurchase is in an amount greater than $20,000,000) or by 2:00 p.m. (New York City time) on the date of the repurchase (in all other cases). If such notice is given, the Repurchase Price specified in such notice shall be due and payable on the date specified therein, together with the Price Differential to such date on the amount prepaid without any prepayment penalty. Such early repurchases shall be in an aggregate principal amount of at least $100,000.
     (i) On or prior to the Purchase Date in respect of any Early Purchase Program Loan, Seller shall electronically transmit to the related Agency (and shall deliver to Buyer by overnight courier) a fully completed copy of (x) Form HUD 11705 (Schedule of Subscribers), (y) Fannie Mae Form 2014 (Delivery Schedule) or (z) a copy of Freddie Mac Form 381 (Contract Delivery Summary) and a copy of Freddie Mac Form 939 (Settlement and Information Multiple Registration Form)(each, an “Applicable Agency Schedule”), as the case may be, designating the Buyer as the party authorized to receive the Related Security, executed by the Seller and relating to the Related Loans to be backed by such Related Security.
     (j) If any Requirement of Law (other than with respect to any amendment made to the Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) adopted after the date hereof or any change in the interpretation or application thereof or compliance by the Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
     (i) shall subject the Buyer to any tax of any kind whatsoever with respect to this Agreement or any Assets purchased pursuant to it (excluding net income taxes) or change the basis of taxation of payments to the Buyer in respect thereof;
     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of the Buyer which is not otherwise included in the determination of the LIBO Base Rate hereunder;
     (iii) shall impose on the Buyer any other condition;
and the result of any of the foregoing is to increase the cost to the Buyer, by an amount which the Buyer deems to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Seller shall promptly pay the Buyer such additional amount or amounts as will compensate the Buyer for such increased cost or reduced amount receivable thereafter incurred.
     If the Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Buyer or any corporation controlling the Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which the Buyer or such corporation but for such adoption, change or compliance (taking into consideration the Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by the Buyer to be material, then from time to time, the Seller shall promptly pay to the Buyer such additional amount or amounts as will thereafter compensate the Buyer for such reduction.
     If the Buyer becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Seller of the event by reason of which it has become so entitled. Buyer shall not be entitled to claim any additional amounts that arose more than ninety (90) days prior to the date such notice is received by the Seller. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Buyer to the Seller shall be conclusive in the absence of manifest error.
4. PAYMENTS; COMPUTATION; COMMITMENT FEES
     (a) Payments. Except to the extent otherwise provided herein, all payments to be made by the Seller under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Buyer at the following account maintained by the Buyer at JPMorgan Chase Bank Account Number 140095961, For the A/C of The Royal Bank of Scotland plc, ABA# 021000021, Attn: ABO, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Seller acknowledges that it has no rights of withdrawal from the foregoing account.
     (b) Computations. The Price Differential shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
     (c) Commitment Fee. The Seller agrees to pay to the Buyer a commitment fee equal to the Commitment Fee Amount (the “Commitment Fee”), such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Buyer on the Effective Date. The Buyer may, in its sole discretion, net such Commitment Fee from the proceeds of any Purchase Price paid to Seller.
5. TAXES; TAX TREATMENT
     (a) All payments made by the Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which the Buyer is organized or of its applicable lending office, or any political subdivision thereof (all such non-excluded taxes, collectively, “Taxes”), all of which shall be paid by the Seller for its own account not later than the date when due. If the Seller is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (c) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (d) pay to the Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.
     (b) In addition, the Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).
     (c) The Seller agrees to indemnify the Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that the Buyer shall have provided the Seller with evidence, reasonably satisfactory to the Seller, of payment of Taxes or Other Taxes, as the case may be.
     (d) Any Buyer that is not incorporated under the laws of the United States, any State thereof, or the District of Columbia (a “Foreign Buyer”) shall provide the Seller with properly completed United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which eliminates withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer. Each Foreign Buyer will resubmit the appropriate form on the earliest of (A) the third anniversary of the prior submission or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Foreign Buyer as defined in Treas. Reg. Section 1.1441-1(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide the Seller with the appropriate form or other relevant document pursuant to this Section 5(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes under Section 5(a) or indemnification under Section 5(c) with respect to Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall, at such Foreign Buyer’s expense, take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.
     (e) Without prejudice to the survival or any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 5 shall survive the termination of this Agreement. Nothing contained in this Section 5 shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.
     (f) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

6. MARGIN MAINTENANCE
     (a) If at any time either (i) the aggregate Market Value of all Purchased Assets subject to all Transactions is less than the aggregate MV Margin Amount for all such Transactions, or (ii) the aggregate unpaid principal balance of the Purchased Assets for all Transactions is less than the aggregate Par Margin Amount for all such Transactions, in each case as determined by Buyer, (a “Margin Deficit”) shall exist. If a Margin Deficit exists Buyer may require Seller by notice to transfer to Buyer cash or at the Seller’s option (and provided Seller has additional Eligible Assets), additional Eligible Assets (“Additional Purchased Assets”) as required in Section 6(c) hereof, so that both (x) the cash and aggregate Market Value of the Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed such aggregate MV Margin Amount, and (y) the cash and unpaid principal balance of such Purchased Assets, including any such Additional Purchased Assets and Purchased Assets, will therefore equal or exceed such aggregate Par Margin Amount (either requirement, a “Margin Call”). Any cash paid by Seller to reduce a Margin Deficit shall be applied to reduce the then outstanding aggregate Purchase Price.
     (b) Notice required pursuant to Section 6(a) may be given (i) by any means provided in Section 21 hereof, (ii) via electronic mail which may also include an excel spreadsheet, or (iii) in such other format acceptable to Buyer in its sole discretion. Any notice given on a Business Day preceding 12:00 p.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the same Business Day. Any notice given on a Business Day following the 12:00 p.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under this Section 6, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
7. INCOME PAYMENTS
     (a) Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Asset subject to that Transaction, such Income shall be the property of Buyer, provided that any Income received by Seller while the related Transaction is outstanding shall be deemed to be held by Seller solely in trust for Buyer in the Collection Account pending the next following Repurchase Date. Seller shall remit or cause to be remitted to the Collection Account, all Income collected or received on any Purchased Asset within two (2) Business Days of collection or receipt thereof. Seller shall have the right to remit such Income to the Collection Account net of any amounts allocable to the servicing fee to which the Servicer is entitled. Provided no Default has occurred, Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its sole discretion), on the Repurchase Date following the date any Income is received by Buyer (or a servicer on its behalf) either (i) transfer (or permit the servicer to transfer) to Seller such Income with respect to any Purchased Assets subject to such Transaction, or (ii) if a Margin Deficit then exists, apply the Income payment to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentences (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Assets sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid.

8. SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT
     (a) Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its Obligations, Seller hereby grants Buyer a first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired: (i) all Purchased Assets identified on a Transaction Notice delivered by the Seller to the Buyer and the Custodian from time to time, (ii) all related Loan Documents, including without limitation all promissory notes, and all Records, and original certificates evidencing such Purchased Assets, and any other collateral pledged or otherwise relating to such Purchased Assets, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Loan accounting records and other books and records relating thereto, (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets and all claims and payments thereunder and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (iv) all other insurance policies and insurance proceeds relating to any Purchased Assets or the related Mortgaged Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (v) any purchase agreements or other agreements or contracts constituting any or all of the foregoing, (vi) all purchase or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, (vii) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equivalent”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing; (viii) all Takeout Commitments and Trade Assignments (including the rights to receive the related Takeout Price and the Related Security as evidenced by such Trade Assignments); (ix) all FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements relating to such Purchased Assets; (x) all Interest Rate Protection Agreements relating to any or all of the foregoing; (xi) all the related Servicing Records and the related Servicing Rights, (xii) all Income relating to such Purchased Assets, (xiii) all interests in real property collateralizing any Purchased Assets, (xiv) the Collection Account, (xv) all rights of Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage File or Servicing File, and (xvi) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”).
     Seller acknowledges that it has no rights to the Servicing Rights related to any of the Purchased Loans, whether or not subject to a Participation Certificate. Without limiting the generality of the foregoing and for the avoidance of doubt, in the event that Seller is deemed to retain any residual Servicing Rights, Seller grants, assigns and pledges to Buyer a first priority security interest in all of its rights, title and interest in and to the Servicing Rights as indicated hereinabove. In addition, Seller, in its capacity as Servicer, further grants, assigns and pledges to Buyer a first priority security interest in and to all documentation and rights to receive documentation related to the Servicing Rights and the servicing of each of the Purchased Loans, and all Income related to the Purchased Assets received by Seller, in its capacity as Servicer, and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, and together with the pledge of Servicing Rights in the immediately preceding sentence, the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Seller’s Obligations to Buyer hereunder.

     (b) Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest Seller may have in the Purchased Assets and any other collateral granted by Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.
     (c) At any time and from time to time, upon the written request of the Buyer, and at the sole expense of the Seller, the Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Items and the liens created hereunder and under any other Program Documents. The Seller also hereby authorizes the Buyer to file any such financing or continuation statement to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. This Agreement shall constitute a security agreement under applicable law.
     (d) The Seller shall not (i) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Purchased Items, or (ii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given the Buyer at least thirty (30) days prior written notice thereof and shall have delivered to the Buyer all Uniform Commercial Code financing statements and amendments thereto as the Buyer shall request and taken all other actions deemed reasonably necessary by the Buyer to continue its perfected status in the Purchased Items with the same or better priority.
     (e) Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, including without limitation, protecting, preserving and realizing upon the Purchased Items, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including without limitation, to protect, preserve and realize upon the Purchased Items, to file such financing statement or statements relating to the Purchased Assets and the Purchased Items as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if and only if an Event of Default shall have occurred and be continuing, to do the following:
     (i) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Items whenever payable;
     (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;
     (iii) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, to send “goodbye” letters on behalf of Seller and any applicable Servicer and Section 404 Notices; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.
     Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
     Seller also authorizes Buyer, if an Event of Default shall have occurred and be continuing, from time to time, to execute, in connection with any sale provided for in Section 19 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.
     (f) The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
     (g) If the Seller fails to perform or comply with any of its agreements contained in the Program Documents and the Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of the Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Seller to the Buyer on demand and shall constitute Obligations.
     (h) The Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Purchased Items in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Buyer deals with similar property for its own account. Neither the Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of the Seller or otherwise.
     (i) All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and powers coupled with an interest.

9. CONDITIONS PRECEDENT
     (a) As conditions precedent to the initial Transaction, Buyer shall have received on or before the date on which such initial Transaction is consummated the following, in form and substance satisfactory to Buyer and duly executed by each party thereto (as applicable):
     (i) Program Documents. The Program Documents duly executed and delivered by the Seller thereto and being in full force and effect, free of any modification, breach or waiver.
     (ii) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of the Seller in each case dated as of a recent date, but in no event more than ten (10) days prior to the date of such initial Transaction and of all corporate or other authority for the Seller and, with respect to the execution, delivery and performance of the Program Documents and each other document to be delivered by the Seller and from time to time in connection herewith (and the Buyer may conclusively rely on such certificate until it receives notice in writing from the Seller to the contrary).
     (iii) Incumbency Certificate. An incumbency certificate of the secretary of Seller certifying the names, true signatures and titles of their respective representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder to which it is a party;
     (iv) Legal Opinion. A bankruptcy opinion of counsel to the Seller, in form and substance reasonably satisfactory to Buyer.
     (v) Filings, Registrations, Recordings. (i) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Buyer, a perfected, first-priority security interest in the Purchased Items, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Buyer determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and (ii) Uniform Commercial Code lien searches, dated as of a recent date, in no event more than fourteen (14) days prior to the date of such initial Transaction, in such jurisdictions as shall be applicable to the Seller and the Purchased Items, the results of which shall be satisfactory to the Buyer.
     (vi) Fees and Expenses. The Buyer shall have received all fees (including, without limitation, the Commitment Fee) and expenses required to be paid by the Seller on or prior to the initial Purchase Date, which fees and expenses may be netted out of any purchase proceeds paid by the Buyer hereunder.
     (vii) Financial Statements. The Buyer shall have received the financial statements referenced in Section 12(b).
     (viii) Underwriting Guidelines. The Buyer and the Seller shall have agreed upon the Seller’s current Underwriting Guidelines for Loans and the Buyer shall have received a copy thereof certified by a Responsible officer of the Seller.

     (ix) Consents, Licenses, Approvals, etc. The Buyer shall have received copies certified by the Seller of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Seller of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.
     (x) Insurance. The Buyer shall have received evidence in form and substance satisfactory to the Buyer showing compliance by the Seller as of such initial Purchase Date with Section 13(v) hereof.
     (xi) Establishment of Accounts. Buyer shall have received evidence satisfactory to it that Seller has caused the Collection Account to be established at a banking institution satisfactory to Buyer in its sole discretion and a Collection Account Control Agreement has been entered into with respect to such Collection Account.
     (xii) Other Documents. The Buyer shall have received such other documents as the Buyer or its counsel may reasonably request.
     (xiii) Approvals. Seller shall have provided evidence, satisfactory to Buyer, that Seller has all Approvals and such Approvals are in good standing.
     (b) The obligation of Buyer to enter into each Transaction pursuant to this Agreement (including the initial Transaction) is subject to the following further conditions precedent, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof:
     (i) No Event of Default shall have occurred and be continuing nor any event shall have occurred and be continuing that, without regard to the applicable time frame contained in Section 18 hereof, would otherwise be an Event of Default hereunder
     (ii) With respect to all Transactions other than Rolled Transactions, no Default shall have occurred and be continuing.
     (iii) Both immediately prior to entering into such Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, the representations and warranties made by the Seller in Section 12 and Schedule 1 hereof, and in each of the other Program Documents, shall be true and complete on and as of the Purchase Date in all material respects (in the case of the representations and warranties in Section 12(v), 12(w) and Schedule 1, solely with respect to Loans which have not been repurchased by Seller) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
     (iv) The then aggregate outstanding Purchase Price for all Purchased Assets, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price.
     (v) Subject to the Buyer’s right to perform one or more Due Diligence Reviews pursuant to Section 44 hereof, the Buyer shall have completed its Due Diligence Review of the Loan Documents for each Loan subject to a Transaction hereunder and such other documents, records, agreements, instruments, Mortgaged Properties or information relating to such Loans as the Buyer in its reasonable discretion deems appropriate to review and such review shall be satisfactory to the Buyer in its reasonable discretion.

     (vi) Buyer or its designee shall have received on or before the day of a Transaction:
(A)	with respect to any Purchased Assets (unless otherwise specified in this Agreement), the following, in form and substance reasonably satisfactory to Buyer and (if applicable) duly executed:
(1)	The Transaction Notice and Asset Schedule with respect to such Purchased Assets, delivered pursuant to Section 3(a);

(2)	A Trust Receipt, executed by the Custodian, with an Asset Schedule attached thereto;

(3)	Such certificates, customary opinions of counsel or other documents as Buyer may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its commercially reasonable judgment; and

(4)	If any of the Loans that are proposed to be sold will be serviced by a Subservicer, the Buyer shall have received an Instruction Letter in the form attached hereto as Exhibit I executed by each Seller and such Subservicer, together with a completed Schedule 1 attached thereto and the related Servicing Agreement, or, if an Instruction Letter executed by such Subservicer shall have been delivered to Buyer in connection with a prior Transaction, the Seller shall instead deliver to such Subservicer and Buyer an updated Schedule 1.
(B)	If any of the Loans that are proposed to be sold are Early Purchase Program Loans, for each such Loan: (i) a fully completed and executed Eligible Participation Certificate, (ii) evidence that the Applicable Agency Schedule has been delivered to the applicable Agency, designating Buyer as the party authorized to receive the related Securities, and has been duly executed by Seller, (iii) a copy of the Form HUD 11706 (Schedule of Pooled Mortgages) and the reverse side of Form HUD 11706 (Initial Certification), Fannie Mae Form 2005 (Schedule of Mortgages with Magnetic Tape Format Instructions), or Freddie Mac Form 11 (Mortgage Submission Schedule) and Freddie Mac Form 13SF (Mortgage Submission Voucher) or Selling System computer tape, as applicable, that has been delivered to the applicable Agency and (iv) a Notice of Certification from the Custodian in accordance with the terms of the Custodial Agreement; and

(C)	If any of the Loans that are proposed to be sold are Agency Takeout Loans, Early Purchase Program Loans, or Non-Conforming Loans, for each such Loan, a duly executed Trade Assignment together with a copy of the Takeout Commitment with respect to the Related Security.
     (vii) In the event that the Loans to be purchased would cause the aggregate outstanding principal balance of Purchased Assets secured by Mortgaged Property from any state to exceed 20% of the aggregate outstanding principal balance of Loans subject to

Transactions hereunder, then the Seller shall, upon request by the Buyer, deliver an opinion of counsel acceptable to the Buyer in such state.
     (viii) With respect to any Loan that was funded in the name of or acquired by a Qualified Originator which is an Affiliate of the Seller (other than with respect to any Assets which are subject to the initial Transaction hereunder and acquired by the Seller from CTX Mortgage Company LLC), the Buyer may, in its sole discretion, require the Seller to provide evidence sufficient to satisfy the Buyer that such Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to the Buyer in its sole discretion, that such Loan was acquired in a legal sale, if the aggregate outstanding principal balance of all such Assets that are Purchased Assets would exceed 10% of the aggregate outstanding principal balance of all Purchased Assets then subject to Transactions hereunder.
     (ix) No event shall have occurred beyond the control of Buyer which Buyer reasonably determines may result in its inability to perform its obligations under this Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters of a similar nature to the foregoing, or market closures or a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities.
     (x) If any Loans to be purchased hereunder were acquired by the Seller, such Loans shall conform to the Seller’s Underwriting Guidelines or the Buyer shall have received Underwriting Guidelines for such Loans acceptable to the Buyer in its discretion.
     (xi) If any Purchased Assets are serviced by a Subservicer, the Buyer shall have received, no later than 10:00 a.m. three (3) days prior to the requested Purchase Date, an Instruction Letter, executed by the Seller, with the related Servicing Agreement attached thereto, which such Servicing Agreement shall be in form and substance acceptable to Buyer.
     (xii) In no event shall Buyer be required to enter into (A) more than two (2) Transactions in which the Buyer purchases Assets from Seller, and one (1) Transaction in which the Seller repurchases Purchased Assets from the Buyer in any one Business Day, nor (B) any Transaction whose Purchase Price would be less than $1,000,000.
     (xiii) Buyer shall have determined that all actions necessary or, in the reasonable opinion of Buyer, desirable to maintain the Buyer’s perfected interest in the Purchased Assets and other Purchased Items have been taken, including, without limitation, duly filed Uniform Commercial Code financing statements on Form UCC-1.
     (xiv) Seller shall have paid to Buyer all fees and expenses owed to Buyer in accordance with this Agreement and any other Program Document.
     (xv) Buyer or its designee shall have received any other documents reasonably requested by Buyer.
     (xvi) There is no Margin Deficit at the time immediately prior to entering into a new Transaction.

10. RELEASE OF PURCHASED ASSETS
     Upon timely payment in full of the Repurchase Price and all other Obligations (if any) then owing with respect to a Purchased Asset, unless a Default or Event of Default shall have occurred and be continuing, then (a) Buyer shall be deemed to have terminated any security interest that Buyer may have in such Purchased Asset and any Purchased Items solely related to such Purchased Asset and (b) with respect to such Purchased Asset, Buyer shall direct Custodian to release such Purchased Asset and any Purchased Items solely related to such Purchased Asset to Seller unless such release and termination would give rise to or perpetuate a Margin Deficit.
     If such release and termination gives rise to or perpetuates a Margin Deficit, Buyer shall notify Seller of the amount thereof and Seller shall thereupon satisfy the Margin Call in the manner specified in Section 6.
11. RELIANCE
     With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf.
12. REPRESENTATIONS AND WARRANTIES
     The Seller represents and warrants to the Buyer that throughout the term of this Agreement:
     (a) Existence. The Seller (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it in the name of Nationstar Mortgage LLC or Champion Mortgage Company or other “d/b/a” makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.
     (b) Financial Condition. The Seller has heretofore furnished to the Buyer a copy of its unaudited consolidated balance sheets and the unaudited consolidated balance sheets of its consolidated Subsidiaries, each as at November 30, 2009. The Seller has also heretofore furnished to the Buyer the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for the period ending November 30, 2009, setting forth comparative form the figures for the previous year. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of their operations for the period ended on said date, all in accordance with GAAP applied on a consistent basis. Since November 30, 2009, there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.
     (c) Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Seller or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material

Adverse Effect or (ii) which questions the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated thereby and there is a reasonable likelihood of a Material Adverse Effect or adverse decision.
     (d) No Breach. Neither (a) the execution and delivery of the Program Documents, or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Seller, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them or their property is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Agreement) result in the creation or imposition of any Lien upon any property of the Seller or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.
     (e) Action. The Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Documents to which it is a party; the execution, delivery and performance by the Seller of each of the Program Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Program Document has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.
     (f) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, including without limitation, HUD or FHA, or any other Person, are necessary for the execution, delivery or performance by the Seller of the Program Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement.
     (g) Taxes. The Seller and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Seller, adequate. Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been paid.
     (h) Investment Company Act. Neither the Seller nor any of its Subsidiaries is required to be registered as an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Seller is not subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.
     (i) No Legal Bar. The execution, delivery and performance of this Agreement, the other Program Documents, the sales hereunder and the use of the proceeds thereof will not violate in any material respect any Requirement of Law or Contractual Obligation of the Seller or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.
     (j) Compliance with Law. No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its business violates any law, regulation, judgment, agreement,

regulatory consent, order or decree applicable to it which, if enforced, would result in a Material Adverse Effect with respect to Seller.
     (k) No Default. Neither the Seller nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
     (l) Chief Executive Office; Chief Operating Office. The Seller’s chief executive office and chief operating office on the Effective Date is located at 350 Highland Drive, Lewisville, Texas 75067.
     (m) Location of Books and Records. The location where the Seller keeps its books and records including all computer tapes and records relating to the Purchased Items is its chief executive office or chief operating office or the offices of the Custodian.
     (n) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller or any of its Subsidiaries to the Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Seller or any of its Subsidiaries to the Buyer in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Buyer for use in connection with the transactions contemplated hereby or thereby.
     (o) Liquidity. The Seller’s Liquidity is not less than $20,000,000 as of the end of each calendar month.
     (p) ERISA. Each Plan which is not a Multiemployer Plan and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which Seller would be under an obligation to furnish a report to Buyer under Section 13(a)(v) hereof. The present value of all accumulated benefit obligations under each Plan subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans. The Seller and its Subsidiaries do not provide any material medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law at no cost to the employer (collectively, “COBRA”).
     (q) [Reserved].

     (r) Filing Jurisdictions; Relevant States. Schedule 2 sets forth all of the jurisdictions and filing offices in which a financing statement should be filed in order for Buyer to perfect its security interest in the Purchased Items. Schedule 3 sets forth all of the states or other jurisdictions in which the Seller originates Loans in its own name or through brokers on the date of this Agreement.
     (s) True Sales. Any and all interest of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified Originator or seller which is an Affiliate of the Seller has been sold, transferred, conveyed and assigned to the Seller pursuant to a legal sale and such Qualified Originator retains no interest in such Loan.
     (t) No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Seller or any of its Subsidiaries has a Material Adverse Effect.
     (u) Subsidiaries. All of the Subsidiaries of the Seller at the date hereof are listed on Schedule 4 to this Agreement.
     (v) Origination and Acquisition of Loans. The Purchased Assets that are Loans were originated or acquired by the Seller, and the origination and collection practices used by the Seller or Qualified Originator, as applicable, with respect to the Purchased Assets that are Loans have been, in all material respects legal, proper, prudent and customary in the residential mortgage loan origination and servicing business, and in accordance with the Underwriting Guidelines. With respect to Purchased Assets that are Loans acquired by the Seller, all such Purchased Assets are in conformity with the Underwriting Guidelines and, with respect to Agency Loans, the Agency Guidelines. Each of the Purchased Assets complies in all material respects with the representations and warranties listed in Schedule 1 hereto. Some of the Purchased Assets that are Loans were originated by Seller under the tradename Champion Mortgage Company, and the Mortgage for all such Purchased Assets that are Loans were recorded in the name of Seller d/b/a Champion Mortgage Company.
     (w) No Adverse Selection. The Seller used no selection procedures that identified the Purchased Assets that are Loans as being less desirable or valuable than other comparable Loans owned by the Seller.
     (x) Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of the Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Seller in accordance with GAAP) of the Seller and the Seller is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller is not transferring any Loans with any intent to hinder, delay or defraud any of its creditors.
     (y) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

     (z) MERS. To the extent any MERS Mortgage Loans are subject to a Transaction hereunder, the Seller is a member of MERS in good standing.
     (aa) Agency Approvals. Seller has all requisite Approvals and is in good standing with each Agency, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the consummation of any Takeout Commitment with respect to Agency Eligible Loans, including, without limitation, a change in insurance coverage which would either make the Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to HUD, FHA or VA.
     (bb) Custodian. Custodian is an eligible custodian under each applicable Agency Guidelines and Agency Program, and is not an Affiliate of Seller.
     (cc) No Adverse Actions. Seller has not received from any Agency, HUD, FHA or VA a written notice of extinguishment or a written notice indicating material breach, default or material non-compliance which Buyer reasonably determines may entitle such Agency or HUD, FHA or VA to terminate, suspend, sanction or levy penalties against Seller, or a written notice from any Agency, HUD, FHA or VA indicating any adverse fact or circumstance in respect of Seller which Buyer reasonably determines may entitle such Agency or HUD, FHA or VA, as the case may be, to revoke any Approval or otherwise terminate, suspend Seller as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Agency, HUD, FHA or VA to terminate Seller.
13. COVENANTS OF SELLER
     The Seller covenants and agrees with Buyer that during the term of this Agreement:
     (a) Financial Statements and Other Information; Financial Covenants.
          Seller shall deliver to the Buyer:
     (i) As soon as available and in any event within forty-five (45) days after the end of each month the consolidated balance sheets of the Seller and each of the consolidated Subsidiaries of the Seller as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and the consolidated Subsidiaries of Seller for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year;
     (ii) As soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Seller, a certification in the form of Exhibit A together with the consolidated balance sheets of the Seller and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and the consolidated Subsidiaries of Seller for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Seller, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Seller and the Subsidiaries of the Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

     (iii) As soon as available and in any event within sixty (60) days after the end of each fiscal year of the Seller with respect to preliminary statements and within one hundred and twenty (120) days with respect to final audited statements after the end of each fiscal year of the Seller, the consolidated balance sheets of the Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Seller and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP;
     (iv) From time to time such other information regarding the financial condition, operations, or business of the Seller as the Buyer may reasonably request; and
     (v) As soon as reasonably possible, and in any event within fifteen (15) days after a Responsible Officer knows or has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Seller setting forth details respecting such event or condition and the action, if any, that Seller or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Seller or an ERISA Affiliate with respect to such event or condition):
     a. any Reportable Event or any request for a waiver under Section 412(c) of the Code for any Plan;
     b. the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Seller or an ERISA Affiliate to terminate any Plan;
     c. the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;
     d. the complete or partial withdrawal from a Multiemployer Plan by the Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;
     e. the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Seller or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days; and

     f. the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Seller or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.
The Seller will furnish to the Buyer, at the time it furnishes each set of financial statements pursuant to paragraph (ii) above, a certificate of a Responsible Officer of the Seller to the effect that, to the best of such Responsible Officer’s knowledge, the Seller during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other Program Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Seller has taken or proposes to take with respect thereto).
     (b) Litigation. The Seller will promptly, and in any event within three (3) Business Days after service of process on any of the following, give to the Buyer notice of all legal or arbitrable proceedings affecting the Seller or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Program Documents or as to which is reasonably likely to result in a Material Adverse Effect.
     (c) Existence, Etc. Each of the Seller and its Subsidiaries will:
     (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises, to the extent the failure to preserve and maintain the same would result in a Material Adverse Effect or would materially and adversely affect the value of the Purchased Assets or the Buyer’s interest therein;
     (ii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;
     (iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;
     (iv) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;
     (v) permit representatives of the Buyer, during normal business hours upon three (3) Business Days’ prior written notice at a mutually desirable time or at any time during the continuance of an Event of Default, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Buyer; and

     (vi) not move its chief executive office or chief operating office from the addresses referred to in Section 12(l) unless it shall have provided Buyer thirty (30) days prior written notice of such change.
     (d) Prohibition of Fundamental Changes. Seller shall not at any time, directly or indirectly, (i) liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets without Buyer’s prior consent; (ii) merge or consolidate with any entity if such merger or consolidation would result in a Change of Control, or (iii) convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person (other than the Seller or another Subsidiary of the FIF HE Guarantor); provided, that the Seller may allow such action with respect to any Subsidiary so long as no Event of Default would result therefrom.
     (e) Margin Deficit. If at any time there exists a Margin Deficit, the Seller shall cure the same in accordance with Section 6 hereof.
     (f) Notices. Seller shall give notice to Buyer promptly in writing of any of the following:
     (i) Upon the Seller becoming aware of, and in any event within one (1) Business Day after the occurrence of (A) any Default, Event of Default, (B) any default or event of default under any Program Document or (C) any event of default under any other material agreement of the Seller;
     (ii) upon, and in any event within three (3) Business Days after, service of process on the Seller or any of its Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting the Seller or any of its Subsidiaries (i) that questions or challenges the validity or enforceability of any of the Program Documents or (ii) in the reasonable opinion of the Seller’s attorney is reasonably likely to result in an adverse judgment in excess of $5,000,000;
     (iii) upon the Seller becoming aware of any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;
     (iv) upon the Seller becoming aware during the normal course of its business that the Mortgaged Property in respect of any Loan or Loans with an aggregate unpaid principal balance of at least $5,000,000 has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty or otherwise damaged, so as to materially and adversely affect the value of such Loan;
     (v) upon the entry of a judgment or decree against the Seller or any of its Subsidiaries in an amount in excess of $2,000,000;
     (vi) any material change in the insurance coverage required of Seller or any other Person pursuant to any Program Document, with copy of evidence of same attached;
     (vii) any material dispute, licensing issue, litigation, investigation, proceeding or suspension between Seller or its Subsidiaries, on the one hand, and any Governmental Authority or any other Person;

     (viii) any material change in accounting policies or financial reporting practices of Seller or its Subsidiaries;
     (ix) upon Seller or any of its Subsidiaries defaulting under, or failing to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds in an aggregate principal amount exceeding $5,000,000 entered into by the Seller or such other entity and any third party, which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder;
     (x) upon Seller becoming aware of any penalties, sanctions or charges levied, or threatened to be levied, against Seller or any change or threatened change in Approval status, or the commencement of any Agency Audit, investigation, or the institution of any action or the threat of institution of any action against Seller by any Agency, HUD, FHA or VA or any other agency, or any supervisory or regulatory Government Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller;
     (xi) upon Seller becoming aware of any termination or threatened termination by any Agency of the Custodian as an eligible custodian; and
     (xii) with respect to any FHA Loan or VA Loan, upon Seller becoming aware of any fact or circumstance which would cause (a) such Loan to be ineligible for FHA Mortgage Insurance or a VA Loan Guaranty, as applicable, (b) FHA or VA to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty, respectively, or (c) FHA or VA to deny or reject any claim under any FHA Mortgage Insurance Contract or a VA Loan Guaranty, respectively.
Each notice pursuant to this Section 13(f) (other than (vi) above) shall be accompanied by a statement of a Responsible Officer of the Seller, setting forth details of the occurrence referred to therein and stating what action the Seller has taken or proposes to take with respect thereto.
     (g) Servicing. Except as provided in Section 43, the Seller shall not permit any Person other than the Seller to service Loans without the prior written consent of the Buyer, which consent shall not be unreasonably withheld.
     (h) Underwriting Guidelines. Seller agrees to deliver to Buyer copies of the Underwriting Guidelines in the event that any material changes are made to the Underwriting Guidelines following the Closing Date.
     (i) [Reserved].
     (j) Transactions with Affiliates. The Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Seller’s business and (c) unless such Affiliate is the FIF HE Guarantor or a Subsidiary of the FIF HE Guarantor, upon fair and reasonable terms no less favorable to the Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
     (k) Defense of Title. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Items against all adverse claims and demands of all Persons whomsoever. Seller shall do all things necessary to preserve the Purchased Items so that such Purchased Items remain subject to a first priority perfected security interest hereunder.
     (l) Preservation of Purchased Items. Seller shall do all things necessary to preserve the Purchased Items so that such Purchased Items remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all applicable laws, rules and regulations of any Governmental Authority applicable to Seller or relating to the Purchased Items and cause the Purchased Items to comply with all applicable laws, rules and regulations of any such Governmental Authority. Seller will not allow any default to occur for which Seller is responsible under any Purchased Items or any Program Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Items or the Program Documents.
     (m) No Assignment. Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Assets or any interest therein, provided that this Section 13(m) shall not prevent any contribution, assignment, transfer or conveyance of Purchased Assets in accordance with the Program Documents.
     (n) [Reserved].
     (o) Limitation on Distributions. Following the occurrence of an Event of Default, without the Buyer’s consent, the Seller shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of the Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Seller.
     (p) Maintenance of Liquidity. The Seller shall insure that, as of the end of each calendar month, it has Liquidity in an amount of not less than $20,000,000.
     (q) [Reserved].
     (r) [Reserved].
     (s) Restricted Payments. The Seller shall not make any Restricted Payments following an Event of Default.
     (t) Servicing Transmission. Seller shall provide to Buyer on a monthly basis no later than 11:00 a.m. New York City time two (2) Business Days prior to each Repurchase Date (or such other day requested by Buyer) (i) the Servicing Transmission, on a loan-by-loan basis and in the aggregate, with respect to the Loans serviced hereunder by Seller which were funded prior to the first day of the current month, setting forth for each Purchased Asset the related loan number, the related paid to date, the interest rate, and the status of such loan as a Wet Loan or a Dry Loan, (ii) the CUSIP numbers in respect of any Purchased Securities subject to Transactions during the preceding calendar month, and (iii) any other information reasonably requested by Buyer with respect to the Loans.
     (u) Amendment or Compromise. In the event that Seller or anyone acting on Seller’s behalf amends, modifies, or waives any term or condition of, or settles or compromises any claim in respect of, or extends the scheduled maturity date, modifies the interest rate, or cancels or discharges any of the outstanding principal balance of any item of the Purchased Assets, any such amendment, modification, waiver, settlement, compromise, extension, cancellation or discharge shall be flagged to the Buyer on the

Mortgage Loan Data Transmission. The Seller shall promptly provide or shall cause to be provided to the Buyer, any information requested by the Buyer with respect to any action taken pursuant to this paragraph.
     (v) Maintenance of Property; Insurance. Seller shall keep all property useful and necessary in its business in good working order and condition. The Seller shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date (as disclosed to Buyer in writing) and shall not reduce such coverage without the written consent of the Buyer, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.
     (w) Further Identification of Purchased Items. The Seller will furnish to the Buyer from time to time statements and schedules further identifying and describing the Purchased Items and such other reports in connection with the Purchased Items as the Buyer may reasonably request, all in reasonable detail.
     (x) Assets Determined to be Defective. Upon discovery by Seller or the Buyer of any breach of any representation or warranty listed on Schedule 1 hereto applicable to any Asset that has a material adverse effect on the value of such Asset or the Buyer’s interest therein, the party discovering such breach shall promptly give notice of such discovery to the other.
     (y) [Reserved].
     (z) Certificate of a Responsible Officer of the Seller. At the time that the Seller delivers financial statements to the Buyer in accordance with Section 13(a) hereof, the Seller shall forward to the Buyer a certificate of a Responsible Officer of the Seller which demonstrates that the Seller is in compliance with the covenants set forth in Sections 13(p) and (aa).
     (aa) Additional Funding Capacity. The Seller shall maintain throughout the term of this Agreement, with a nationally recognized and established counterparty (other than the Buyer), one or more secured loan facilities, repurchase facilities or other funding sources for mortgage loans that provides funding or availability, in an amount equal to at least the amount necessary to continue to fund the mortgage loans that are financed, as of the date of any determination, pursuant to the Master Repurchase Agreement, dated as of August 27, 2007, between Seller and Citibank, N.A., as amended (the “Citi Facility”).
     (bb) [Reserved].
     (cc) Maintenance of Papers, Records and Files. Seller shall acquire, and Seller shall build, maintain and have available, a complete file in accordance with Seller’s custom and practice for each Purchased Asset. Seller will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with Seller’s practices and preserve them against loss or destruction.
     (i) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with Seller’s custom and practice, including those maintained pursuant to the preceding subsection, and all such Records shall be in the related servicer’s or Custodian’s possession. Upon request, Seller shall deliver to the Buyer or its designee updates of such Servicing Records as reasonably requested by Buyer. Seller will not cause or authorize any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Loan, in which event Seller will obtain or cause to be obtained a receipt from the Custodian for any such paper, record or file.
     (ii) For so long as Buyer has an interest in or lien on any Purchased Asset, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.
     (iii) Upon reasonable advance notice from Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.
     (dd) Maintenance of Licenses. Seller shall (i) maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents, (ii) remain in good standing under the laws of each state in which it conducts business or any Mortgage Property is located, to the extent the failure to remain in good standing would reasonably be expected to have a Material Adverse Effect, or would have a material adverse effect on the value of the Purchased Assets or the Buyer’s interest therein, and (iii) shall conduct its business in accordance with applicable law in all material respects.
     (ee) Taxes, Etc. The Seller shall pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon the Seller or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Purchased Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. The Seller shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.
     (ff) Use of Custodian. Without the prior written consent of Buyer (such consent not to be unreasonably withheld), Seller shall use no third party custodian as document custodian other than the Custodian with respect to third party purchasers, prospective third party purchasers, lenders and prospective third party lenders with respect to loans of the same type as the Purchased Assets.
     (gg) Change of Fiscal Year. Seller will not at any time, directly or indirectly, except upon ninety (90) days’ prior written notice to Buyer, change the date on which Seller’s fiscal year begins from Seller’s current fiscal year beginning date.
     (hh) Delivery of Servicing Rights, Servicing Records and Servicing. With respect to the Servicing Rights of each Purchased Asset other than a Servicing Advance Asset, the Seller shall deliver such Servicing Rights to Buyer on the related Purchase Date. With respect to the Servicing Records and the physical and contractual servicing of each Purchased Asset, the Seller shall deliver (or cause the related Subservicer to deliver such Servicing Records and servicing to Buyer or its designee within forty (40) days of the earlier of (i) the termination of Seller or Subservicer as the servicer or subservicer, respectively, of the Purchased Assets or (ii) the related Purchase Date for such Purchased Assets;

provided that with respect to clause (ii), on each Repurchase Date that is subject to a Rolled Transaction, such delivery requirement will be deemed restated for such Rolled Transaction (and the immediately preceding delivery requirement will be deemed to be rescinded) in the absence of directions to the contrary from Buyer, and a new 40-day period will be deemed to commence as of such Repurchase Date. For the avoidance of doubt with respect to clause (ii), the Seller shall deliver (or cause the related Subservicer to deliver) to Buyer or its designee, within forty (40) days after the latest Purchase Date, all of (x) the Servicing Records for each Purchased Asset and (y) the servicing relating to each Purchased Asset, except, in each case, if such Purchased Asset becomes subject to a Rolled Transaction on the related Repurchase Date or is repurchased in full by the Seller in accordance with the provisions of this Agreement. Seller’s transfer of the Servicing Rights, Servicing Records and the physical and contractual servicing under this Section shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).
     (ii) Establishment of Collection Account. Prior to the initial Purchase Date, Seller shall establish the Collection Account for the sole and exclusive benefit of Buyer. Seller shall deposit or credit to the Collection Account. Seller shall segregate all amounts collected on account of the Purchased Assets, to be held in trust for the benefit of Buyer, and shall remit such amounts in accordance with Section 7 hereof. No amounts deposited into such account shall be removed without Buyer’s prior written consent. Seller shall deposit or credit to the Collection Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement.
     (jj) MERS. Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans for as long as such Purchased Loans are registered with MERS.
     (kk) Agency Audit and Approval Maintenance. Seller shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation written notices of defaults, written notices of termination of approved status, written notices of imposition of supervisory agreements or interim servicing agreements, and written notices of probation, suspension, or non-renewal, (ii) provide Buyer with copies of such Agency Audits promptly upon Buyer’s request, and (iii) take all actions necessary to maintain its respective Approvals.
     (ll) Takeout Payments. With respect to each Purchased Asset that is an Agency Takeout Loan, an Early Purchase Program Loan, a Non-Conforming Loan, or a Security, Seller shall ensure that the related Takeout Price and all other payments under the related Takeout Commitment shall be paid directly to Buyer in accordance with the wire instructions designated by Buyer; provided, that in the event that such Takeout Price exceeds an amount equal (i) the Repurchase Price for such Purchased Asset, plus (ii) all Obligations then due and owing by Seller to Buyer under the Agreement, then Buyer shall immediately remit such excess amount to Seller; provided, further, that Buyer may, in its sole discretion, net such excess amount from any other Obligations then due and owing by Seller to Buyer under this Agreement. With respect to each Purchased Asset that is an Agency Takeout Loan, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s designated wire instructions or the Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number or the Buyer has approved the related Payee Number in writing in its sole discretion. With respect each Purchased Asset that is an Early Purchase Program Loan, the applicable Agency documents list Buyer as sole subscriber.
     (mm) Wet Loans. With respect to each Wet Loan, Seller shall deliver to the Custodian all Required Documents within twelve (12) Business Days of the related Purchase Date for such Wet Loan.
     (nn) Organizational Documents. The Seller shall give notice to Buyer of any material amendment to Seller’s organizational documents.
     (oo) Financial Covenants. Seller shall comply with the following financial covenants: (A) the ratio of Seller’s Total Indebtedness to Tangible Net Worth shall not at any time be greater than 12:1 and (B) the Tangible Net Worth of the Seller shall at all times exceed $150,000,000.
14. REPURCHASE DATE PAYMENTS
     On each Repurchase Date, except as provided in Section 3(g), Seller shall remit or shall cause to be remitted to Buyer the Repurchase Price together with any other Obligations then due and payable. In addition, on the date of any early repurchase, Seller shall remit or shall cause to be remitted to Buyer the Repurchase Price together with any other Obligations then due and payable with respect to any Purchased Asset repurchased on such date.
15. REPURCHASE OF PURCHASED ASSETS
     Upon discovery by Seller of a breach of any of the representations and warranties set forth on Schedule 1 to this Agreement, Seller shall give prompt written notice thereof to Buyer. Upon any such discovery by Buyer, Buyer will notify Seller. It is understood and agreed that the representations and warranties set forth in Schedule 1 with respect to the Purchased Assets shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of Buyer. The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Asset shall not affect Buyer’s right to demand repurchase as provided under this Agreement. Seller shall, within two (2) Business Days of the earlier of Seller’s discovery or Seller receiving notice with respect to any Purchased Asset of (i) any breach of a representation or warranty contained in Schedule 1, or (ii) any failure to deliver any of the items required to be delivered as part of the Mortgage File within the time period required for delivery pursuant to the Custodial Agreement, promptly cure such breach or delivery failure in all material respects. If within two (2) Business Days after the earlier of Seller’s discovery of such breach or delivery failure or Seller receiving notice thereof that such breach or delivery failure has not been remedied by Seller and such breach or failure has a material adverse effect on the value of the Purchased Asset or Buyer’s interest therein, Seller shall promptly upon receipt of written instructions from Buyer, at Buyer’s option, either (i) repurchase such Purchased Asset at a purchase price equal to the Repurchase Price with respect to such Purchased Asset by wire transfer to the account designated by Buyer, or (ii) transfer comparable Substitute Assets to Buyer, as provided in Section 16 hereof.
16. SUBSTITUTION
     Seller may, subject to agreement with and acceptance by Buyer upon one (1) Business Day’s notice, substitute other assets which are substantially the same as the Purchased Assets (the “Substitute Assets”) for any one or more of the Purchased Assets. Such substitution shall be made by transfer to Buyer of such Substitute Assets and transfer to Seller of such Purchased Assets (the “Reacquired Assets”) along with the other information to be provided with respect to the applicable Substitute Asset as described in the form of Transaction Notice. Upon substitution, the Substitute Assets shall be deemed to be Purchased Assets, the Reacquired Assets shall no longer be deemed Purchased Assets, Buyer shall be deemed to have terminated any security interest that Buyer may have had in the Reacquired Assets and any Purchased Items solely related to such Reacquired Assets to Seller unless such termination and release would give rise to or perpetuate a Margin Deficit. Concurrently with any termination and release described in this Section 16, Buyer shall execute and deliver to Seller upon request and Buyer hereby authorizes Seller to file and record such documents as Seller may reasonably deem necessary or advisable in order to evidence such termination and release.
17. RESERVED
18. EVENTS OF DEFAULT
     Each of the following events shall constitute an Event of Default (an “Event of Default”) hereunder:
     (a) Seller fails to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price); or
     (b) Seller either fails to repurchase the Purchased Assets on the applicable Repurchase Date or fails to perform its obligations under Section 6; or
     (c) Seller shall default in the payment of any other amount payable by it hereunder or under any other Program Document after notification by the Buyer of such default, and such default shall have continued unremedied for three Business Days; or
     (d) any representation, warranty or certification made or deemed made herein or in any other Program Document by the Seller or any certificate furnished to the Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1 which shall be considered solely for the purpose of determining the Market Value of the Assets; unless (i) the Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by the Buyer in its sole discretion to be materially false or misleading on a regular basis); or
     (e) Seller shall fail to comply with the requirements of Section 13(c)(i), Section 13(d), Sections 13(f)(i) or (iii), Sections 13(k) through 13(p), Section 13(oo) hereof; or the Seller shall otherwise fail to observe or perform any other agreement contained in this Agreement or any other Program Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days; or
     (f) any final, judgment or judgments or order or orders for the payment of money in excess of $5,000,000 in the aggregate (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against Seller or any of Seller’s Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge), satisfied, or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Seller or any of Seller’s Subsidiaries, as applicable, shall not, within said period of sixty (60) days, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (g) Seller shall admit in writing its inability to, or intention not to, perform any of Seller’s Obligations; or
     (h) Seller or any of Seller’s Subsidiaries files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for Seller or any of Seller’s Subsidiaries, or of all or substantially all of Seller’s or Seller’s Subsidiaries’ Property; or makes an assignment for the benefit of Seller or Seller’s Subsidiaries’ creditors; or
     (i) A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Seller, or any of Seller’s Subsidiaries, or substantially all of Seller’s, or their respective Property (as a debtor or creditor protection procedure), is appointed or takes possession of such Property; or Seller or any of Seller’s Subsidiaries generally fails to pay Seller’s or Seller’s Subsidiaries’ debts as they become due; or Seller or any of Seller’s Subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against Seller or any of Seller’s Subsidiaries; or any of Seller’s or Seller’s Subsidiaries’ Property is sequestered by court or administrative order; or a petition is filed against Seller or any of Seller’s Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect, and such petition is not dismissed within sixty (60) days; or
     (j) Any Governmental Authority, or any person, agency or entity acting under governmental authority shall have taken any action to (i) condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the Property of Seller or any of Seller’s Subsidiaries, or shall have taken any action to displace the management of Seller or any of Seller’s Subsidiaries or (ii) to curtail its authority in the conduct of the business of any Seller or any of Seller’s Subsidiaries, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller or any of Seller’s Subsidiaries as an issuer, buyer or a seller/servicer of Assets or securities backed thereby, and in the case of clause (ii), and any such action described in clause (ii) of this paragraph shall not have been discontinued or stayed within thirty (30) days and will have a Material Adverse Effect; or
     (k) Any Program Document shall for whatever reason (including an event of default thereunder) be terminated by Seller or Guarantor (other than as agreed upon by the Buyer and Seller or in accordance with the terms thereof), this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any of the Purchased Assets or Purchased Items purported to be covered hereby or any of Seller’s material obligations (including Seller’s Obligations hereunder) shall cease to be in full force and effect, or the enforceability thereof shall be contested by the Seller; or
     (l) Any Material Adverse Effect shall have occurred, as determined by Buyer in its reasonable discretion; or
     (m) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination that a Plan is “at risk” (within the meaning of Section 303 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Buyer or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) Seller or any ERISA Affiliate shall file an application for a minimum funding waiver under section 302 of ERISA or section 412 of the Code with respect to any Plan, (vii) any obligation for post-retirement medical costs (other than as required by COBRA) exists, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
     (n) A Change of Control of Seller shall have occurred without the prior consent of the Buyer; or
     (o) Seller shall grant, or suffer to exist, any Lien on any Purchased Items except the Liens contemplated hereby or under the Securities Repurchase Agreement; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Purchased Items in favor of the Buyer or shall be Liens in favor of any Person other than Buyer; or
     (p) FIF HE Guarantor, Seller or any of their respective Subsidiaries shall default under, or fail to perform as required under, or shall otherwise breach the terms of any interest rate protection agreement, repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds between the Seller, FIF HE Guarantor or such other entity, on the one hand, and the Buyer or any of the Buyer’s Affiliates on the other and such default, breach or failure entitles the Buyer or such Affiliate to accelerate or require prepayment of any indebtedness thereunder or, in the case of an interest rate protection agreement, to declare an early termination date thereunder; or the Seller, FIF HE Guarantor or any of their Subsidiaries shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds in an aggregate principal amount exceeding $5,000,000 entered into by the Seller or such other entity and any third party, which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder; or
     (q) The Seller’s membership in MERS is terminated for any reason at any time the Seller is servicing MERS Mortgage Loans hereunder; or
     (r) FIF HE Guarantor, Seller or any of their respective Subsidiaries shall default under, or fail to perform as required under, or shall otherwise breach the terms of any of the Program Documents; or
     (s) Seller shall fail to meet the qualifications to maintain all requisite Approvals.
19. REMEDIES
     Upon the occurrence of an Event of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(g), (h), (i) or (j)(ii) hereof), shall have the right to exercise any or all of the following rights and remedies:
     (i) The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (provided that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Seller’s obligations hereunder to repurchase all Purchased Assets at the Repurchase Price therefor on the Repurchase Date (determined in accordance with the preceding sentence) in such Transactions shall thereupon become immediately due and payable; all Income then held in the Collection Account or by Seller in trust for Buyer and all Income paid after such exercise or deemed exercise shall be remitted to and retained by Buyer and applied to the aggregate Repurchase Price and any other amounts owing by Seller hereunder and after repayment of all amounts owing by Seller hereunder such Income shall be used to satisfy all amounts owing by Seller to Buyer under the Corporate Loan; Seller shall immediately deliver to Buyer or its designee any and all original papers, Records and files relating to the Purchased Assets subject to such Transaction then in Seller’s possession and/or control; and all right, title and interest in and entitlement to such Purchased Assets and Servicing Rights thereon shall be deemed transferred to Buyer or its designee.
     (ii) Buyer shall have the right to (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(a)(i) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may deem to be commercially reasonable for cash or for future delivery without assumption of any credit risk, any or all or portions of the Purchased Assets on a servicing released basis. Buyer may purchase any or all of the Purchased Assets at any public or private sale. Seller shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence. The proceeds of any disposition of Purchased Assets shall be applied first to the reasonable costs and expenses incurred by Buyer in connection with or as a result of an Event of Default; second to Breakage Costs, if any, costs of cover and/or related hedging transactions; third to the aggregate Repurchase Prices; fourth to all other Obligations and fifth to all obligations under the Corporate Loan.
     (iii) Buyer shall have the right to terminate this Agreement and declare all obligations of Seller to be immediately due and payable, by a notice in accordance with Section 21 hereof; provided no such notice shall be required for an Event of Default pursuant to Section 18(g),(h), (i) or (j) hereof.
     (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Asset and nothing contained herein shall obligate Buyer to liquidate any Purchased Asset on the occurrence of an Event of Default or to liquidate all Purchased Assets in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyer. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.
     (v) To the extent permitted by applicable law, the Seller waives all claims, damages and demands it may acquire against the Buyer arising out of the exercise by the Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Buyer. If any notice of a proposed sale or other disposition of Purchased Items shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
     (b) Seller hereby acknowledges, admits and agrees that Seller’s obligations under this Agreement are recourse obligations of Seller to which Seller pledges its full faith and credit. In addition to its rights hereunder, Buyer shall have the right to proceed against any of Seller’s assets which may be in the possession of Buyer, any of Buyer’s Affiliates or their respective designees (including the Custodian), including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set-off cash, the proceeds of the liquidation of the Purchased Assets and Additional Purchased Assets, any other Purchased Items and their proceeds and all other sums or obligations owed by Buyer to Seller against all of Seller’s obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency. For the avoidance of doubt, Buyer may set-off and net any obligations of Seller hereunder against any collateral pledged under the Securities Repurchase Agreement.
     (c) Buyer shall have the right to obtain physical possession of the Records and Servicing Records and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request.
     (d) Buyer shall have the right to direct all Persons servicing the Purchased Assets to take such action with respect to the Purchased Assets as Buyer determines appropriate.
     (e) Buyer shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets and any other Purchased Items or any portion thereof, collect the payments due with respect to the Purchased Assets and any other Purchased Items or any portion thereof, and do anything that Buyer is authorized hereunder or by law to do. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.
     (f) Buyer may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Purchased Assets, and the Seller shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Buyer relating to or arising out of such Interest Rate Protection Agreements for a period of thirty (30) days following the occurrence of an Event of Default; including without limitation any losses resulting from such Interest Rate Protection Agreements; provided that Buyer shall not have the right to enter into any such Interest Rate Protection Agreement if the Seller assigns to Buyer an Interest Rate Protection Agreement reasonably acceptable to Buyer.
     (g) In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser or a secured party, as applicable, under the Uniform Commercial Code.
     Except as otherwise expressly provided in this Agreement, Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller.

     Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets and any other Purchased Items or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
     Seller shall cause all sums received by it with respect to the Purchased Assets to be deposited with such Person as Buyer may direct after receipt thereof. Seller shall be liable to Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Post-Default Rate), and Breakage Costs including, without limitation, all costs and expenses incurred within thirty (30) days of the Event of Default in connection with hedging or covering transactions related to the Purchased Assets, conduit advances and payments for mortgage insurance.
20. DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE
     No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document. Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies, as Buyer so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies afforded Buyer hereunder, under any Program Document or law.
21. NOTICES AND OTHER COMMUNICATIONS
Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given by the Seller under Section 3(a) (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a notice mailed or sent by overnight mail, upon receipt, in each case given or addressed as aforesaid.
22. USE OF EMPLOYEE PLAN ASSETS
     No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) shall be used by either party hereto in a Transaction.
23. INDEMNIFICATION AND EXPENSES.
     (a) The Seller agrees to hold the Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any

Indemnified Party against all liabilities, losses, damages, judgments, reasonable out-of-pocket costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Costs”) relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Asset for any sum owing thereunder, or to enforce any provisions of any Asset, the Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Seller. The Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Seller hereby acknowledges that, the obligations of the Seller under this Agreement are recourse obligations of the Seller.
     (b) The Seller agrees to pay as and when billed by the Buyer all of the reasonable out-of pocket costs and expenses incurred by the Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith. The Seller agrees to pay as and when billed by the Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to the Buyer and (ii) all the reasonable due diligence, inspection, testing and review costs and expenses incurred by the Buyer with respect to Purchased Items under this Agreement, including, but not limited to, those reasonable costs and expenses incurred by the Buyer pursuant to Sections 23, 39 and 44 hereof. Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
     (c) If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion and Seller shall remain liable for any such payments by Buyer. No such payment by Buyer shall be deemed a waiver of any of Buyer’s rights under the Program Documents.

     (d) Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 23 shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.
24. WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS
     Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Items as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Items shall be disposed of in the event of any disposition pursuant hereto.
25. REIMBURSEMENT
     All sums reasonably expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain Seller’s obligation (unless and to the extent that Seller is the prevailing party in any dispute, claim or action relating thereto). Seller agrees to pay, with interest at the Post-Default Rate to the extent that an Event of Default has occurred, the reasonable out-of-pocket expenses and reasonable attorneys’ fees incurred by Buyer and/or Custodian in connection with the preparation, negotiation, enforcement (including any waivers), administration and amendment of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or Custodian pursuant thereto, any “due diligence” or loan agent reviews conducted by Buyer or on its behalf or by refinancing or restructuring in the nature of a “workout.”
26. FURTHER ASSURANCES
     Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Program Documents, to perfect the interests of Buyer in the Purchased Items or to better assure and confirm unto Buyer its rights, powers and remedies hereunder and thereunder.
27. TERMINATION
     This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect Seller’s outstanding obligations to Buyer at the time of such termination. Seller’s obligations under Section 3(e), Section 3(j), Section 5, Section 12 and Section 23 and any other reimbursement or indemnity obligation of Seller to Buyer pursuant to this Agreement or any other Program Documents shall survive the termination hereof.
28. SEVERABILITY
     If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

29. BINDING EFFECT; GOVERNING LAW
     This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that Seller may not assign or transfer any of its respective rights or obligations under this Agreement or any other Program Document without the prior written consent of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).
30. AMENDMENTS
     Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Seller and the Buyer and any provision of this Agreement may be waived by the Buyer.
31. SUCCESSORS AND ASSIGNS
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
32. SURVIVAL
     The obligations of the Seller under Sections 3(e), 3(j), 5, 23 and 25 hereof and any other reimbursement or indemnity obligation of Seller to Buyer pursuant to this Agreement or any other Program Document shall survive the repurchase of the Assets hereunder and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a purchase, herein or pursuant hereto shall survive the making of such representation and warranty, and the Buyer shall not be deemed to have waived, by reason of purchasing any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such purchase was made.
33. CAPTIONS
     The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
34. COUNTERPARTS
     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. The parties agree that this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
35. SUBMISSION TO JURISDICTION; WAIVERS
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND/OR ANY OTHER PROGRAM DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
     (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
     (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND
     (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
36. WAIVER OF JURY TRIAL
EACH OF THE SELLER AND THE BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
37. ACKNOWLEDGEMENTS
     The Seller hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents to which it is a party;
     (b) the Buyer has no fiduciary relationship to the Seller; and
     (c) no joint venture exists among or between the Buyer and the Seller.
38. HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS.
     Notwithstanding anything contained herein or in any other Program Document to the contrary, Buyer shall have free and unrestricted use of all Purchased Assets and Purchased Items and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets or Purchased Items delivered to Buyer by Seller. The Buyer shall indemnify the Seller for any failure of the Buyer to redeliver any Purchased Items to the Seller on a Repurchase Date in an amount up to the value of the related Purchased Items.
39. ASSIGNMENTS; PARTICIPATIONS.
     (a) The Seller may assign any of its rights or obligations hereunder only with the prior written consent of the Buyer. The Buyer may, with the consent of the Seller, assign or transfer to any bank or other financial institution that makes or invests in repurchase agreements or loans or any Affiliate of the Buyer all or any of its rights under this Agreement and the other Program Documents.
     (b) The Buyer may, in accordance with applicable law, at any time sell to one or more entities (“Participants”) participating interests in this Agreement, its agreement to purchase Loans, or any other interest of the Buyer hereunder and under the other Program Documents. In the event of any such sale by the Buyer of participating interests to a Participant, the Buyer’s obligations under this Agreement to the Seller shall remain unchanged, the Buyer shall remain solely responsible for the performance thereof and the Seller shall continue to deal solely and directly with the Buyer in connection with the Buyer’s rights and obligations under this Agreement and the other Program Documents. The Seller agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Buyer the proceeds thereof. The Buyer also agrees that each Participant shall be entitled to the benefits of Sections 3(j) and 23 with respect to its participation in the Loans and Purchased Items outstanding from time to time; provided, that the Buyer and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Buyer would have been entitled to receive had no such transfer occurred.
     (c) The Buyer may furnish any information concerning the Seller or any of its Subsidiaries in the possession of Buyer from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying the Seller in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit H) and only for the sole purpose of evaluating assignments or participations and for no other purpose.
     (d) The Seller agrees to cooperate with the Buyer in connection with any such assignment and/or participation, to execute and deliver replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Documents in order to give effect to such assignment and/or participation. The Seller further agrees to furnish to any Participant identified by the Buyer to the Seller copies of all reports and certificates to be delivered by the Seller to the Buyer hereunder, as and when delivered to the Buyer.
     (e) Seller shall appoint Buyer, and Buyer agrees to act as an agent of Seller, solely for purposes of maintaining the record of any sale, transfer, assignment, subdivision or participation of any rights or obligations under this Agreement, as well as of all payments of principal and interest (in each case, for U.S. federal income tax purposes) in respect of this Agreement. The provisions of this paragraph (e) are intended to cause the obligations under this Agreement to be in “registered form” within the meaning of Treasury Regulations Section 5f.103-1(c), and shall be interpreted and carried out in a manner consistent therewith. Notwithstanding the foregoing, Buyer shall be obligated to permit the Seller access only to its books and records containing information described in this paragraph (e) and only to the extent required by the U.S. federal income tax law. Buyer shall not have any liability as the Seller’s agent.
40. SINGLE AGREEMENT
     Seller and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller and Buyer each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
41. INTENT
     (a) Seller and Buyer recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of Title 11 of the USC, a “securities contract” as that term is defined in Section 741(7)(A)(i) of Title 11 of the USC, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of Title 11 of the USC, and that the pledge of the Related Credit Enhancement in Section 8(a) hereof is intended to constitute “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(x) of Title 11 of the USC. It is the intent of the parties hereto that the beneficial interest in the Loans evidenced by the Purchased Participation Certificates or Purchased Securities shall constitute an “interest in a mortgage loan” as that term is used in Sections 101(47)(A)(i) and 741(7)(A)(i) of Title 11 of the USC.
     (b) It is understood that Buyer’s right to liquidate the Purchased Items delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the USC.
42. CONFIDENTIALITY
     The Program Documents and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder, are proprietary to Buyer and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions or (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any Interest Rate Protection Agreement hereunder or (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that in the case of (ii), (iii) and (iv), Seller shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), Seller shall not file any of the Program Documents other than the Agreement with the SEC or state securities office or otherwise required under applicable law unless Seller shall have provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer. Notwithstanding anything herein to the contrary, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement.
43. SERVICING
     (a) Subject to subsection (iv) below, the Seller covenants to maintain or cause the servicing of the Purchased Loans to be maintained in conformity with Accepted Servicing Practices and pursuant to the related underlying Servicing Agreement. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) the termination thereof by Buyer pursuant to subsection (d) below, (ii) forty (40) days after the last Purchase Date of such Purchased Loans, (iii) an Event of Default, (iv) the date on which all the Obligations have been paid in full, or (v) the transfer of servicing to any entity approved by the Buyer and the assumption thereof by such entity.
     (b) During the period the Seller is servicing the Purchased Loans, (i) the Seller agrees that Buyer is the owner of all Servicing Records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Loans (the “Servicing Records”), and (ii) the Seller grants the Buyer a security interest in all servicing fees and rights relating to the Purchased Loans and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section 43 and any other obligation of Seller to the Buyer. At all times during the term of this Agreement, the Seller covenants to hold such Servicing Records in trust for Buyer and to safeguard, or cause each Subservicer to safeguard, such Servicing Records and to deliver them, or cause any such Subservicer to deliver them to the extent permitted under the related Servicing Agreement promptly to the Buyer or its designee (including the Custodian) at the Buyer’s request or otherwise as required by operation of Section 13(hh) hereof. It is understood and agreed by the parties that prior to an Event of Default, the Seller, as servicer shall retain the servicing fees with respect to the Purchased Loans.
     (c) If any Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other a Seller (a “Subservicer”), or if the servicing of any Purchased Loan is to be transferred to a Subservicer, the Seller shall provide a copy of the related servicing agreement and an Instruction Letter executed by such Subservicer (collectively, the “Servicing Agreement”) to the Buyer at least three (3) Business Days prior to such Purchase Date or transfer date, as applicable, which Servicing Agreement shall be in form and substance acceptable to Buyer. In addition, Seller shall have obtained the prior written consent of the Buyer for such Subservicer to subservice the Loans, which consent may be withheld in Buyer’s sole discretion. The Buyer shall have the right, exercisable at any time in its reasonable discretion, upon written notice, to terminate any of Seller or Subservicers as servicer or subservicer, respectively, and any related Servicing Agreement (to the extent permitted therein). Upon any such termination, Seller shall transfer or shall cause Subservicer to transfer such servicing with respect to such Purchased Loans to Buyer or its designee, at no cost or expense to Buyer. Seller agrees to cooperate with Buyer in connection with the transfer of servicing. After the Purchase Date, until the Repurchase Date, Seller will have no right to modify or alter the terms of the Loan or consent to the modification or alteration of the terms of any Loan, and Seller will have no obligation or right to repossess any Loan or substitute another Loan, except as provided in any Custodial Agreement or otherwise as expressly permitted in this Agreement.

     (d) The Seller shall permit the Buyer to inspect upon reasonable prior written notice at a mutually convenient time, the Seller’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying the Buyer that the Seller or its Affiliate, as the case may be, has the ability to service the Loans as provided in this Agreement. In addition, with respect to any Subservicer which is not an Affiliate of the Seller, the Seller shall use its best efforts to enable the Buyer to inspect the servicing facilities of such Subservicer.
44. PERIODIC DUE DILIGENCE REVIEW
     The Seller acknowledges that the Buyer has the right to perform continuing due diligence reviews with respect to any of the Assets for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Program Document, or otherwise, and the Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice to the Seller (provided that upon the occurrence of a Default or an Event of Default, no such prior notice shall be required), the Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files, the Records, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Assets in the possession, or under the control, of the Seller and/or the Custodian. The Seller also shall make available to the Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Assets. Without limiting the generality of the foregoing, the Seller acknowledges that the Buyer shall purchase Assets from the Seller based solely upon the information provided by the Seller to the Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that the Buyer, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Asset. The Buyer may underwrite such Assets itself or engage a third party underwriter to perform such underwriting. The Seller agrees to cooperate with the Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Assets in the possession, or under the control, of the Seller. In addition, the Buyer has the right to perform continuing Due Diligence Reviews of the Seller and its Affiliates, directors, and their respective Subsidiaries and the officers, employees and significant shareholders thereof. The Seller and Buyer further agree that all reasonable out-of-pocket costs and expenses incurred by the Buyer in connection with the Buyer’s activities pursuant to this Section 44 shall be paid by the Seller.
45. SET-OFF
     In addition to any rights and remedies of the Buyer provided by this Agreement and by law, the Buyer shall have the right, without prior notice to the Seller following the occurrence and during the continuation of a Default or an Event of Default, any such notice being expressly waived by the Seller to the extent permitted by applicable law, upon any amount becoming due and payable by the Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of the Seller including any cash or collateral held by or in trust for Buyer under any of the Securities Repurchase Agreement or the Corporate Loan. The Buyer may, following the occurrence and during the continuation of a Default or an Event of Default, set-off cash, the proceeds of the liquidation of any Purchased Items and all other sums or obligations owed by the Buyer or its Affiliates to Seller against all of Seller’s obligations to the Buyer or its Affiliates, whether under this Agreement or under any other agreement between the parties or between Seller and any Affiliate of the Buyer, including the Securities Repurchase Agreement and the Corporate Loan, or otherwise, whether or not such obligations are then due, without prejudice to the Buyer’s or its Affiliate’s right to recover any deficiency. The Buyer agrees promptly to notify the Seller after any such set-off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.
46. AMENDMENT AND RESTATEMENT
     The terms and provisions of the Existing Agreement shall be amended and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to, and shall not, effect a novation of any of the obligations of the parties to the Existing Agreement, but merely an amendment and restatement of the terms governing such obligations.
47. ENTIRE AGREEMENT
     This Agreement and the other Program Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NATIONSTAR MORTGAGE LLC, a Delaware limited liability company, as Seller
By:	/s/ Gregory Oniu
	Name:	Gregory Oniu
	Title:	Senior Vice President

Address for Notices:
Nationstar Mortgage LLC
350 Highland Drive
Lewisville, Texas 75067
Attention: Anne Sutherland, General Counsel
Facsimile: (469) 549-2085

THE ROYAL BANK OF SCOTLAND PLC (as assignee of RBS Financial Products, Inc.) as Buyer and Agent, as applicable By: RBS Securities, Inc., its agent
By:	/s/ Regina Abayev
	Name:	Regina Abayev
	Title:	VP

Address for Notices:
The Royal Bank of Scotland PLC
600 Washington Blvd.
Stamford, Connecticut 06901
Attention: Legal with a copy to Asset-Backed
Finance at the same address

ANNEX I
BUYER ACTING AS AGENT
     This Annex I forms a part of the Fifth Amended and Restated Master Repurchase Agreement dated as of January 27, 2010, (the “Agreement”) between Nationstar Mortgage LLC, and The Royal Bank of Scotland PLC This Annex I sets forth the terms and conditions governing all transactions in which the Buyer selling assets or buying assets, as the case may be (“Agent”), in a Transaction is acting as agent for one or more third parties (each, a “Principal”); provided that Buyer may not so act as Agent for a Principal without the prior written consent of Seller. Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1.	Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement and the other Program Documents on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and the other Program Documents and to perform the obligations of the Buyer under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.	Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party) and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Assets or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Assets, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, and such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such Information regarding the financial status of such Principals as the other party may reasonably request.

3.	Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals; provided that Agent shall remain liable for performance pursuant to Section 10 of the Agreement, and (b) the other party’s remedies shall not

Annex 1-1

include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

4.	Multiple Principals.
(a) In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of a single Principal.
(b) In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex I, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.
(c) In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Section 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer’s remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Buyer.
(d) Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).
5.	Interpretation of Terms. All references to “Buyer” in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex 1), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Buyer”, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Buyer’s obligations to Seller and for receipt of performance by Seller of its obligations to Buyer in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in

Annex 1-2

connection with transfers of Loans, securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly.

Annex 1-3

SCHEDULE 1
REPRESENTATIONS AND WARRANTIES
     Representations and Warranties with Respect to Loans
     (a) Loans as Described. The information set forth in the Asset Schedule with respect to the Loan is complete, true and correct in all material respects.
     (b) Payments Current. The first Monthly Payment shall have been made prior to the second scheduled Monthly Payment becoming due.
     (c) No Outstanding Charges. To the Seller’s knowledge, there are no defaults in complying with the terms of the Mortgage securing the Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the proceeds of the Loan, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.
     (d) Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, (i) from the date of final endorsement of the Mortgage Note by HUD with respect to FHA Loans, and (ii) from the date of origination for all other mortgage loans; except by a written instrument which has been recorded (or promptly will be recorded, in the case of any of the foregoing that occurs after the related Purchase Date), if necessary to protect the interests of the Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy and by the FHA for the related FHA Loans, and its terms are reflected on the Loan Schedule. No Mortgagor in respect of the Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy and by the FHA for the related FHA Loans, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Loan Schedule.
     (e) No Defenses. The Loan is not subject to any right of Rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable, in whole or in part or, with respect to FHA Loans, impair Buyer’s ability to collect full insurance benefits under the FHA Mortgage Insurance Contract, without indemnity to HUD, and no such right of Rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Loan was originated.
     (f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines and Agency Guidelines, against earthquake and other risks

SCHEDULE 1-1

insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Loan with respect to each First Lien Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, which policy conforms to the requirements of the FHA, if applicable, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the “Hazard Insurance Policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including without limitation, subsequent owners of the Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” Hazard Insurance Policy covering a condominium, or any Hazard Insurance Policy covering the common facilities of a planned unit development. The Hazard Insurance Policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
     (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of such Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon three (3) Business Days’ request, evidence of compliance with all such requirements.
     (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or Rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket Mortgage which release will not cause the Loan to fail to satisfy the Underwriting Guidelines. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

Schedule 1-2

     (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Agency requirements regarding such dwellings. No portion of the Mortgaged Property is used for commercial purposes. The Mortgaged Property shall not be the subject of a foreclosure proceeding nor shall the related Mortgagor be the subject of a bankruptcy proceeding.
     (j) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Loan on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the. The lien of the Mortgage is subject only to:
     (1) the lien of current real property taxes and assessments not yet due and payable;
     (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Loan or (b) which do not adversely affect the Appraised Value of the related Mortgaged Property set forth in such appraisal; and
     (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest with respect to each Loan on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
     (k) Validity of Mortgage Documents. The Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Loan are genuine, and in full force and effect, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to no right of Rescission, set-off, counterclaim or defense. All parties to the Note, the Mortgage and any other such related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any such agreement, and the Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Loan. Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. The related Note shall not have been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise.

Schedule 1-3

     (l) Full Disbursement of Proceeds. The proceeds of the Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.
     (m) Ownership. Seller is the sole owner and holder of the Loan. All Loans acquired by Seller from third parties (including affiliates) were acquired in a true and legal sale pursuant to which such third party sold, transferred, conveyed and assigned to Seller all of its right, title and interest in, to and under such Loan and retained no interest in such Loan. In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal income tax purposes, reported the sale of such Loan to Seller as a sale of its interests in such Loan. The Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Loan pursuant to this Agreement and following the pledge of each Loan, Buyer will hold such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.
     (n) Doing Business. All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state or (D) not doing business in such state.
     (o) LTV. As of the date of origination of the Loan, the LTV is as identified on the Asset Schedule.
     (p) Title Insurance. The Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located, (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, (iii) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to the FHA with respect to FHA Loans, or (iv) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to the FHA with respect to the FHA Loans, and each such title insurance policy is issued by a title insurer acceptable to FHA and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan (including, to the extent a Note provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2), (3) of paragraph (j) of this Part I of Schedule 1, and in the case of Adjustable Rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The

Schedule 1-4

title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
     (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.
     (r) No Mechanics’ Liens. At origination, there were no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage.
     (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.
     (t) Origination; Payment Terms. The Loan was originated by or in conjunction with a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar mortgage lender which is supervised and examined by a federal or state authority. Monthly Payments on the Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Loan. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to an Adjustable Rate Mortgage Loan, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Asset fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. No Loan is a Negative Amortization Loan. No Loan is an Interest Only Loan.
     (u) Customary Provisions. The Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other

Schedule 1-5

exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.
     (v) Conformance with Underwriting Guidelines and Agency Standards. The Loan was underwritten in accordance with the applicable Underwriting Guidelines and Agency Guidelines. The Note and Mortgage are on forms similar to those used by Freddie Mac or Fannie Mae and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.
     (w) Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is either vacant or lawfully occupied under applicable law. To the best of Seller’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Seller has not received written notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as otherwise set forth in the Loan Schedule, the Mortgagor represented at the time of origination of the Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.
     (x) No Additional Collateral. The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.
     (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
     (z) Delivery of Mortgage Documents. If the Loan is a Dry Loan, the Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Loan) and any other documents required to be delivered under the Custodial Agreement for each Loan have been delivered to the Custodian. Seller or its agent is in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.
     (aa) Transfer of Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
     (bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
     (cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.

Schedule 1-6

     (dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to each Loan, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Loan.
     (ee) Mortgaged Property Undamaged. To Seller’s knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to materially and adversely affect the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.
     (ff) Collection Practices; Escrow Deposits: Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Loan and Seller with respect to the Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law, has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
     (gg) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Loans, the Loan is not convertible to a fixed interest rate Loan.
     (hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special Hazard Insurance Policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.
     (ii) Servicepersons’ Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicepersons’ Civil Relief Act.
     (jj) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Loan application by a qualified appraiser, duly appointed by Seller or the Qualified Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and

Schedule 1-7

Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Loan was originated.
     (kk) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Seller maintains such statement in the Mortgage File.
     (ll) Construction or Rehabilitation of Mortgaged Property. No Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.
     (mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
     (nn) Capitalization of Interest. The Note does not by its terms provide for the capitalization or forbearance of interest.
     (oo) No Equity Participation. No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
     (pp) Withdrawn Loans. If the Loan has been released to Seller pursuant to a Request for Release as permitted under Section 6 of the Custodial Agreement, then the promissory note relating to the Loan was returned to the Custodian within ten (10) days (or if such tenth day was not a Business Day, the next succeeding Business Day).
     (qq) No Exception. Other than as noted by the Custodian on the Exception Report; no Exception exists (as defined in the Custodial Agreement) with respect to the Loan which would materially adversely affect the Loan or Buyer’s security interest, granted by Seller, in the Loan as determined by Buyer in its sole discretion.
     (rr) Qualified Originator. The Loan has been originated by, and, if applicable, purchased by Seller from, a Qualified Originator.
     (ss) Mortgage Submitted for Recordation. The Mortgage (other than for a MERS Loan) has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

Schedule 1-8

     (tt) Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing (other than payment defaults or delinquencies) that should reasonably be expected to (i) cause private institutional investors which invest in Loans similar to the Loan to regard the Loan as an unacceptable investment, (ii) cause the Loan to be more likely to become past due in comparison to similar Loans, or (iii) materially and adversely affect the value or marketability of the Loan in comparison to similar Loans.
     (uu) Environmental Matters. To the best of the Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.
     (vv) Ground Leases. With respect to each ground lease to which the Mortgaged Property is subject (a “Ground Lease”): (i) the Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (viii) the remaining term of the Ground Lease extends not less than ten (10) years following the maturity date of such Loan; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.
     (ww) Value of Mortgaged Property. Other than payment delinquencies, the Seller has no knowledge of any circumstances existing that should reasonably be expected to materially and adversely affect the value or the marketability of the Mortgaged Property or the Loan or to cause the Loan to prepay during any period materially faster or slower than the Loans originated by the Seller generally.
     (xx) HOEPA. No Loan is (a) subject to the provisions of 12 U.S.C. Section 226.32 of Regulation Z implementing the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).
     (yy) No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Loan.
     (zz) Georgia Mortgage Loans. No Loan which is secured by a Mortgaged Property which is located in the state of Georgia was originated prior to March 7, 2004.
     (aaa) MERS Loans. With respect to each MERS Loan, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Asset

Schedule 1-9

Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Loan, Seller has not received any notice of liens or legal actions with respect to such Loan and no such notices have been electronically posted by MERS.
     (bbb) Custodian. With respect to each Loan, the Custodian shall be in possession of each required Loan Document for such Loan, other than a Document Deficient Loan or Loan Documents that are released pursuant to the terms of the Custodial Agreement. With respect to each Loan Document that has been released from the possession of the Custodian under Section 6(a) of the Custodial Agreement to Seller or its bailee, such Loan Document shall be returned to the Custodian within ten (10) calendar days (or if such tenth day is not a Business Day, the next succeeding Business Day) of release thereof. With respect to each Loan Document that has been released from the possession of the Custodian under Section 6(b) of the Custodial Agreement under any Transmittal Letter such Loan Document shall be returned to the Custodian within the time period stated in such Transmittal Letter. With respect to each Loan Document that has been released from the possession of the Custodian under Section 6(c) of the Custodial Agreement under an Attorney Bailee Letter, such Loan Document shall be returned to the Custodian from and after the date such Attorney’s Bailee Letter is terminated or ceases to be in full force and effect.
     (ccc) Agency Eligible Loan. Each Agency Eligible Loan was originated in Strict Compliance with the Agency Guidelines.
     (ddd) Non-Conforming Loans. With respect to each Non-Conforming Loan, (i) the Loan is subject to a Takeout Commitment with a Takeout Investor that is approved by Buyer, (iii) such Takeout Commitment is enforceable, and in full force and effect, (iv) such related Takeout Commitment is validly and effectively assigned to Buyer pursuant to a Trade Assignment, and (v) such Trade Assignment is enforceable, and in full force and effect;
     (eee) Agency Takeout Loans. With respect to each Agency Takeout Loan, the Loan is an Agency Eligible Loan, and is subject to a Takeout Commitment with a Takeout Investor that is an Agency.
     (fff) Early Purchase Program Loans. With respect to each Early Purchase Program Loan, (i) the Loan is an Agency Eligible Loan, (ii) such Loan is pooled with other Early Purchase Program Loans that satisfy the “Good Delivery Guidelines” promulgated by SIFMA, (iii) the Related Security is subject to a Takeout Commitment, (iv) the applicable Agency documents list Buyer as sole subscriber with respect to the Related Security, and (v) to the extent applicable, such Loan is being serviced by a Subservicer having all Approvals necessary to make such Loan eligible to back such Related Security.
     (ggg) Takeout Commitment. Each Loan that is subject to a Takeout Commitment, (i) does not exceed the availability under such Takeout Commitment (taking into consideration mortgage loans or securities, as applicable, which have been purchased by the respective Takeout Investor under the Takeout Commitment), (ii) conforms to the requirements and the specifications set forth in such Takeout Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Takeout Investor, and (iii) is eligible for sale to and insurance or guaranty by, respectively the applicable Takeout Investor and applicable insurer. Each such Takeout Commitment is enforceable, in full force and effect and is validly and effectively assigned to Buyer pursuant to a Trade Assignment. Each such Trade Assignment is enforceable and in full force and effect. Each Takeout Commitment and Trade Assignment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Schedule 1-10

     (hhh) FHA Mortgage Insurance; VA Loan Guaranty. With respect each FHA Loan or VA Loan, (i) the FHA Mortgage Insurance Contract is in full force and effect and there exists no impairment to full recovery without indemnity to HUD under FHA Mortgage Insurance, or the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein, as applicable, (ii) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense, (iii) such Loan is insured, or eligible to be insured, pursuant to the National Housing Act or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA insurance certificate or VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Loan, (v) Seller has no knowledge of any defenses, counterclaims, or rights of setoff affecting such Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance or VA Loan Guaranty with respect to such Loan, and (vi) Seller has no knowledge of any circumstance which would cause such Loan to be ineligible for FHA Mortgage Insurance or a VA Loan Guaranty, as applicable, or cause FHA or VA to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty, respectively.
     Part II. Representations and Warranties with respect to Securities
     (a) Compliance with Applicable Laws. Each Security has been validly issued, and is fully paid and non assessable, and has been issued in compliance with all applicable laws, including without limitation, the applicable Agency Guidelines.
     (b) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements (other than as created by Buyer) for a purchase, sale or issuance, in connection with any Security, (ii) no agreements on the part of the Seller to issue, sell or distribute the Securities, and (iii) no obligations on the part of the Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Securities.
     (c) Unencumbered Assets. The Securities are unencumbered (other than Liens created in favor of Buyer pursuant to this Agreement and Liens created by or through Buyer).
     (d) Proper Form. The Securities are in uncertificated form and held through the facilities of the applicable Depository.
     (e) Takeout Commitments. The Security is subject to a valid, binding and subsisting Takeout Commitment enforceable in accordance with its terms.
Part III. [Reserved].
Part IV. [Reserved].

Schedule 1-11

Schedule 2
Filing Jurisdictions and Offices
Delaware

Schedule 2-1

Schedule 3
Relevant States
All 50 States and the District of Columbia

Schedule 3-1

Schedule 4
Subsidiaries
•	Nationstar Equity Corporation (Nevada)

•	Centex Land Vista Ridge Lewisville III General Partner, LLC (Delaware)
•	Centex Land Vista Ridge Lewisville III, L.P. (Delaware)
•	CHEC Asset Receivable Corporation (Nevada)

•	CHEC Conduit Funding, LLC (Delaware)

•	Nationstar Funding, LLC (Delaware)

•	Nationstar Industrial Loan Company (Tennessee)

•	Industrial Loan Corporation (Minnesota)

•	Nationstar Properties II LLC (Delaware)

•	Nationstar Mortgage Properties LLC (Delaware)

•	Nationstar Residual, LLC (Delaware)

•	Harwood Insurance Services, LLC (California)

•	Harwood Company of Georgia, LLC (Georgia)

•	Harwood Service Company of New Jersey, LLC (New Jersey)

•	Harwood Service Company LLC (Delaware)

•	Homeselect Settlement Solutions, LLC (Delaware)

•	Nationstar Home Equity Loan 2009-A REO LLC (Delaware)

•	Nationstar 2009 Equity Corporation (Delaware)

Schedule 4-1

EXHIBIT A
QUARTERLY CERTIFICATION
     I, _______________________, _______________________ of Nationstar Mortgage LLC (the “Seller”), in accordance with that certain Fifth Amended and Restated Master Repurchase Agreement (“Agreement”), dated as of January 27, 2010, between the Seller and The Royal Bank of Scotland PLC do hereby certify that:
     (ii) The Seller is in compliance in all material respects with all provisions and terms of the Agreement and all other Program Documents;
     (iii) no Default or Event of Default has occurred under the Agreement;
     (iv) all material modifications to the Underwriting Guidelines since the date of the most recent disclosure to Buyer of any modification to the Underwriting Guidelines have been provided to the Buyer; and
     (iv) (A) Seller’s Tangible Net Worth, from December 31, 2008 and thereafter, has at all times exceeded $150,000,000; (B) Seller’s ratio of Total Liabilities to its Tangible Net Worth has not at any time from December 31, 2008 and thereafter been greater than 12:1; and (C) as of [___], the Seller’s Liquidity is not less than $20,000,000. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.
     IN WITNESS WHEREOF, I have signed this certificate.
Date: __________, 201__

NATIONSTAR MORTGAGE LLC
By:
Name:
Title:

A-1

EXHIBIT B
FORM OF TRADE ASSIGNMENT
__________ (“Takeout Investor”)
(Address)
Attention:
Fax No.:
Dear Sirs:
     Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated _________ __, ____, to purchase
[FOR MORTGAGE LOANS] [residential mortgage loans, on a servicing released basis, having an unpaid principal balance of $_______ as of [_____] (the “Mortgage Loans”)] at a purchase price of $___________ from _________ on [insert closing date]
[FOR SECURITIES]. [$______of __% ___ year,
(Check Box)
(a)	Ginnie Mae;

(b)	Fannie Mae; or

(c)	Freddie Mac
mortgage-backed pass-through securities (“Securities”) at a purchase price of $___________ from _________ on [insert Settlement Date].
     Our intention is to assign $_____ of this Commitment’s full amount. This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to The Royal Bank of Scotland plc (“RBS”) as security for the Obligations of the Seller under the Master Repurchase Agreement whose acceptance of such assignment is indicated below, [and] (iv) upon delivery of this trade assignment to you by RBS you will accept Seller’s direction set forth herein to pay RBS for such [Mortgage Loans/Securities], [(v) you will accept delivery of such Securities directly from RBS, (vi) RBS is obligated to make delivery of such Securities to you in accordance with the attached Commitment and (vii) you have released Seller from its obligation to deliver the Securities to you under the Commitment.] Payment will be made “delivery versus payment (DVP)” to RBS in immediately available funds.

B-1

     If you have any questions, please call _______________ at (___) __-____ immediately or contact him by fax at (___) __-___.
 Very truly yours,
 [_____________]

By:
Title:
Date:

Agreed to:
The Royal Bank of Scotland plc
By: RBS Securities Inc., its agent

By:
Title:
Date:

Notice of delivery and confirmation of receipt are the obligations of RBS. Prompt notification of incorrect information or rejection of the trade assignment should be made to [______].

B-2

EXHIBIT C
FORM OF PARTICIPATION CERTIFICATE
POOL NO. (or Freddie Mac CONTRACT NO.):
     This Participation Certificate evidences a one hundred percent (100%) undivided beneficial ownership interest in (including the right to receive the payments of principal of and interest on) the Loans and the rights that Seller has in and to such Loans (the “Participation”) identified:
(Check Box)
(a)	Form HUD 11706 (Schedule of Pooled Mortgages);

(b)	Fannie Mae Form 2005 (Schedule of Mortgages); or

(c)	Freddie Mac Form 1034 (Fixed-Rate Custodial Certification Schedule) or Selling System computer tape.
     The Participation has been sold to The Royal Bank of Scotland plc (“Buyer”) pursuant to the terms of that certain Master Repurchase Agreement, dated January 27, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) between Nationstar Mortgage LLC, and Buyer. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.
     Upon delivery of the Related Security to Buyer or its assignee, Buyer’s beneficial ownership interest in the Related Loans evidenced in this Participation Certificate shall terminate in exchange for such Security, and this Participation Certificate shall be void and of no further effect. If a Removal Date shall occur with respect to a Related Loan underlying this Participation Certificate, this Participation Certificate shall be void and of no further effect with respect to such Related Loan and such Related Loan shall automatically become a Purchased Asset in accordance with the terms of the Agreement.
     This Participation Certificate may be amended only by a written agreement between Seller and Buyer.

NATIONSTAR MORTGAGE LLC
By:
Its:
Date:

AGGREGATE PRINCIPAL BALANCES OF THE LOANS (GIVING EFFECT TO PAYMENTS MADE AS OF _______, ____): $_____________________

C-1

EXHIBIT D
FORM OF TRANSACTION NOTICE
[insert date]
The Royal Bank of Scotland plc
600 Washington Blvd.
Stamford, Connecticut 06901
Attention: _______________________
          Transaction Notice No.: _____________________
Ladies/Gentlemen:
          Reference is made to the Fifth Amended and Restated Master Repurchase Agreement, dated as of January 27, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Repurchase Agreement), between Nationstar Mortgage LLC (the “Seller”) and The Royal Bank of Scotland plc (the “Buyer”).
          In accordance with Section 3(a) of the Repurchase Agreement, the undersigned Seller hereby requests that you, Buyer, agree to enter into a Transaction with us in connection with our delivery of Loans (or 100% beneficial interests therein) on ____________________ [insert requested Purchase Date, which in the case of Dry Loans must be at least two (2) Business Days following the date of the request] (the “Purchase Date”), in connection with which we shall sell to you the Loans (or 100% beneficial interests therein) set forth on the Asset Schedule attached hereto. The Purchase Price shall be ______ [insert applicable Purchase Price pursuant to the terms of the Pricing Side Letter], the Pricing Rate shall be _____ [insert applicable Pricing Rate pursuant to the terms of the Pricing Side Letter], and Seller agrees to repurchase such Loans (or 100% beneficial interests therein) on _________ [insert requested Repurchase Date] at the Repurchase Price.
          Seller hereby certifies, as of such Purchase Date, that:
     1. no Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Transaction as a result of such Transaction;
     2. each of the representations and warranties made by Seller in or pursuant to the Program Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Assets, solely with respect to Assets being purchased on the Purchase Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
     3. the Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions, except where the failure to maintain such licenses, authorizations and qualifications would not have a Material Adverse Effect; and
     4. Seller has satisfied all conditions precedent in Sections 9(a) and (b) of the Repurchase Agreement and all other requirements of the Program Documents.

D-1

Very truly yours,
By:
Name:
Title:

D-2

EXHIBIT E
UNDERWRITING GUIDELINES
[Underwriting guidelines to be attached]

Nationstar FHA Matrix

     2/16/2009

Purchase
Owner Occupied		Max Loan Amt	Maximum			Min FICO (10)	MAX D/R (14) (front/back)	Mortgage History (last 12 mos)	Ch 7 discharge
			LTV (19) (20)
Primary	1 unit	see county limit chart		96.50%		620	31% / 43%	1 x 30	≥ 2 yrs
Primary	1-2 unit	see county limit chart		96.50%		620	31% / 43%	1 x 30	≥ 2 yrs

Rate/ Term Refi
Owner Occupied		Max Loan Amt	Maximum			Min FICO (10) (Incl. Streamline)	MAX D/R (14) (front/back)	Mortgage History (last 12 mos)	Ch 7 discharge
			LTV (19)
Primary	1 unit	see county limit chart		97.75%		620	31% / 43%	1 x 30	≥ 2 yrs
Primary	1-2 unit	see county limit chart		97.75%		620	31% / 43%	1 x 30	≥ 2 yrs

Cashout Refinance (Not allowed in Texas)
Owner Occupied		Max Loan Amt	Maximum			Min FICO (10)	MAX D/R (14) (front/back)	Mortgage History (last 12 mos)	Ch 7 discharge
			LTV		CLTV (19)
Primary	1-2 unit	see county limit chart	95% (26)		90%	620	31% / 43%	0 x 30	≥ 2 yrs
Primary	1-2 unit	see county limit chart	85% (27)		85%	620	31% / 43%	0 x 30	≥ 2 yrs

Underwriting Guideline Requirements (all loans must be submitted through FHA’s Total Scorecard)
Collateral
1	Condos	Must be FHA approved-51% owner occupancy required

2	Land Contracts	Six months seasoning requirements-proof of payments required. Rate/term only. Use lesser of purchase price or appraised value for FMV.

3	Listed For Sale	Properties listed for sale in the past 6 months require level 80 approval

4	Seasoning	Sales contracts dated within 90 days of previous sale 90 days to 1 yr require second appraisal

5	DW Mobile Homes	Not eligible for financing.
Credit
6	Bankruptcy	Ch 7 discharged for 24 mos. Discharged Ch 13 requires 12 month satisfactory pay history; Chapter 13 payoffs on exception basis only and require level 80 approval.

7	Collections/Chargeoffs	No pay off required unless they affect lien position or required by findings.

8	Judgements/Liens	Outstanding judgements and liens must be paid if they affect title- exceptions for 12 mos repayment plan with subordination agreement.

9	Foreclosure	Must be >3yrs from date of trustee’s deed or FHA claim (CAIVRS-if applicable)

10	FICO	Use the lowest FICO (middle of 3; lower of 2) for all borrowers.

11	Minimum Payment	5% of balance for revolving/installment accounts

12	Mortgage/Rental History	Full 12 month history required; All mtgs 1x30 in 12mos. No rolling 30’s allowed.

13	Other Requirements	NSF activity, private mortgage lates, delinquent CAIVRS, LDP or GSA findings, and any other credit delinquencies will supercede any “Accept” or “Approve/Eligible” finding; manual u/w review is required.
Income / Assets
14	Debt Ratio	31% / 43% max DTI (exceptions over 31% / 43% must meet compensating factor, FICO, reserve and finding requirements and requires level 80 approval) Fixed income may not be grossed up.

15	Non Purchasing Spouse	Credit report required in community property states. Credit is not considered. Debts must be added to DTI Ratio.

16	Documentation	Full income documentation loans only; DU/LP stipulations are acceptable (must have paystub, W2(s), Tax Return(s), 1099(s) or combination thereof are required. Stips requiring only written/verbal VOE’s or bank statements require level 80 approval.

17	Minimum Reserves	Not required unless specified by findings. Reduce verified reserves/assets by the amount of up front closing fees customer paid by credit card. (ie: appl. fee, appraisal fee, etc.);

18	Non Occupant coborrower	May not be added in order to qualify for the new mortgage

19	Subordinate Financing/CLTV’s	Unlimited CLTV for re-subordination of any existing subordinate financing; New subordinate financing allowed on rate/term.
Purchase Money
20	Buyer Contribution	Minimum investment of 3.50% required. Closing costs CAN NOT be included for required investment.

21	Seller Contribution	Max 6% must include contributions by all interested parties
Products
22	Minimum Loan Size	Loans under $75,000 require level 80 approval

23	Maximum Loan Size	See Matrix above

24	Cashout	Maximum $500 on Rate/Term Refinance less appraisal payment on credit card (not allowed in Texas). $200,000 max on cashout refinances.

25	Texas 50 (a)(6)	No refinancing of Texas Home Equity loans allowed

26	Second appraisal	Required on all cash out refinances >85%. No case number is assigned but must be FHA approed

27	85% LTV	Restriction applies to all properties owned less than 12 months by all borrowers

             Note: All matrix requirements must be met regardless of Total Scorecard Findings

Nationstar FHA Streamline Matrix

     2/19/2009

Streamline without appraisal
			Maximum			Mortgage
Owner Occupied		Max Loan Amt	LTV (14) (15)	Min FICO (10)	MAX D/R	History (last 12 mos)	Upfront MI
Primary	1 unit	May not exceed original note amount	N/A	N/A	N/A	0 x 30	1.50%

Streamline with appraisal
Owner Occupied		Max Loan Amt	Maximum	Min FICO (10)	MAX D/R	Mortgage History (last 12 mos)	Upfront MI
			LTV (14) (15)
Primary	1 unit	see county limit chart	97.75%	N/A	n/a	0 x 30	1.50%

Underwriting Guideline Requirements (all loans must be submitted through FHA’s Total Scorecard)

Collateral
1	Condos	Streamline With Appraisal-Must be FHA approved-51% OO required-not required for Streamline w/o appraisal
2	Listed For Sale	Properties listed for sale in the past 6 months require level 80 approval
3	DW Mobile Homes	Not eligible for financing.
4	Seasoning	Assumed properties not eligible for 6 months
5		Deleting individuals from title-must prove 12 months payments from separate funds.
Credit
6	Bankruptcy	May not currently be in bankruptcy
7	Collections/Chargeoffs	No pay off required unless they affect lien position or required by findings.
8	Judgements/Liens	Outstanding judgements and liens must be paid if they affect title- exceptions for 12 mos repayment plan with subordination agreement.
9	Mortgage/Rental History	Full 12 month history required; All mtgs 0x30 in 12mos.
10	FICO	Use the lowest FICO (middle of 3; lower of 2) for all borrowers. 580 minimum score
11	Other Requirements	1) ARM to ARM-P&I must decrease and max rate on new loan cannot exceed original loan 2) ARM to Fixed-Interest rate may not increase more than 2% 3) Fixed to ARM-Rate must decrease 2% 4)Hybrid ARM to Fixed and shorter term-P&I can not increase more than 20% 5) 203K to 203B-work must be complete
Income / Assets
12	Non Purchasing Spouse	Credit report required in community property states.
13	Documentation	No income or asset documentation is required. 1003 sections for income, assets and liabilities do not have to be completed
14	Subordinate Financing/CLTV’s	Unlimited CLTV for re-subordination of any existing subordinate financing; New subordinate financing is not allowed.
Purchase Money
15	Maximum Fees	No more than 10% may be rolled in to the loan amount-including closing costs and prepaids
16	Seller Contribution	Max 6% must include contributions by all interested parties
Products
17	Minimum Loan Size	Loans under $75,000 require level 80 approval
18	Maximum Term	Streamline w/o appraisal-remaining term plus 12 years
19	Cashout	Maximum $500 (not allowed in Texas).
20	Texas 50 (a)(6)	No refinancing of Texas Home Equity loans allowed
21	Benefit to borrower	P&I payment must be reduced by $50-Exception when shortening term of mortgage in which case increase may be no more than $50
         Note: All matrix requirements must be met regardless of Total Scorecard Findings

Nationstar Agency High Balance Loan Matrix with LTV < 80% MI not required						2/16/2009
Purchase & Rate/ Term Refinance
							Mortgage History
Owner Occupied		Max Loan Amt	Max LTV / CLTV		Min FICO (13) (17)	MAX D/R (15)	(last 12 mos) (14)	BK History
Primary	1 unit	See FNMA County Matrix	80% / 90%		580	45%	0 x 30	Filed > 4 yrs
Primary	2 unit	See FNMA County Matrix	75%		580	45%	0 x 30	Filed > 4 yrs
Second Home	1unit	See FNMA County Matrix	N/A		N/A	N/A	N/A	N/A
Investment	1unit	See FNMA County Matrix	N/A		N/A	N/A	N/A	N/A

Cashout Refinance
							Mortgage History
Owner Occupied		Max Loan Amt	Max LTV / CLTV		Min FICO (12)	MAX D/R (15)	(last 12 mos) (15)	BK History
Primary	1 unit	N/A	75%		580	45%	0 x 30	Filed > 4 yrs

Nationstar Agency High Balance Loan Matrix with LTV > 80% MI required
Purchase Money & Rate Term Refinance Only
			Maximum (7)
Owner Occupied		Max Loan Amt	LTV / CLTV	Restricted LTV	Min FICO	MAX D/R(15)	Mortg. History (14) (last 12 mos)	BK History
Primary	1 unit	See FNMA County Matrix	90%	85%	700	45%	0 x 30	Discharged >4 yrs

Cashout Refinance
			Maximum
							Mortg. History
Owner Occupied		Max Loan Amt	LTV / CLTV		Min FICO	MAX D/R	(last 12 mos)	BK History
Primary	1 unit	N/A	N/A		N/A	N/A	N/A	N/A

Underwriting Guideline Requirements DU 7.1
Collateral
1	Appraisal	A full 1004 (interior/exterior) appraisal in past 120 days required. Must be ordered through a VMC. No drive-by or recerts. No “supervisory” or “review” sign off allowed on appraisals. Manufactured homes ineligible.
FMV > $1,000,000 and LTV > 75% requires a field review (Form 2000) in addition to 1004
2	Condos	HOA Questionnaire required. 2 comps outside complex required. Attached housing and condos in FL > 80% are ineligible
CPM extended review required on attached units.
3	Land Contracts	Not allowed
4	Listed For Sale	Properties listed for sale in the past 60 days are not eligible. 70% max LTV if listed in prior 6 mos.
5	Seasoning	• 6 months ( i.e. 6 payments made) since most recent refinance or date of purchase is required.
• Divorce or owner buyouts > 12 months
6	Max Number of Properties Owned	Max 4 properties allowed
7	Restricted Markets	If property is located in a declining market per DU or by the appraiser, LTV/CLTV reduction not required if LTV < 80%. If > 80% restricted LTV’s apply. If > 80% LTV min 720 FICO for AZ, CA, NV & FL
Credit
8	Bankruptcy	Filed >4yrs and must be discharged prior to closing; Dismissed Ch. 13 Bk must be > 4yrs
9	CCJ&Ls	CCJ&Ls > $250 individual or $1000 in aggregate or that effect title must be paid at or prior to loan closing
10	Continuity of Obligation	As per standard agency requirements
11	Foreclosure	Must be > 4 yrs
12	Minimum Fico	Minimum Fico of 660. All borrowers must have a credit score. Use lowest Fico (middle of 3, lower of 2) for all borrowers.
13	Minimum Payment	5% of balance for revolving/installment accounts (Includes collection/chargeoff accounts for LP qualifying loans)
14	Mortgage History	0 x 30 last 12 mos. Full 12 month history required; must be < 30 at closing. No exceptions
Income / Assets
15	Debt Ratio	45% max DTI (no exceptions) Fixed income may not be grossed up.
16	Documentation	Full income documentation loans only.
Documentation age may not exceed 120 days old
17	Minimum Reserves	Primary Residence requires 2 mos PITI. Second Home & Investment requires 6 mos PITI.
Purchase Money
18	Buyer Contribution	Borrower must contribute at least 5% own funds to the transaction.
19	Seller Contribution	Primary & Second home - Max 3%; Investment - Max 2%.
20	Conversion of Primary Residence or Pending Sale	Must qualify borrowers using both PITI payments. Conversions and properties pending sale which have not sold at the time the subject closes require 6 mos. reserves (both properties) if < 30% equity, 2 mos. reserves (both properties) if > 30% equity per AVM. Former residence, rental income may only be utilized if >30% equity, executed lease and security deposit is verified.
Products
21	Minimum Loan Size	Minimum Loan Amount $417,001. Maximum 30 yr. term.
22	Maximum Loan Size	See FNMA County Matrix.
23	Refinance	$100,000 maximum cashout.
Cashout includes payoff of subordinate liens (not used to purchase home), creditors and cash to borrower.
24	Prepayment Penalties	Not allowed
25	Short Term Refinances	Payoff of any subordinate non-purchase money loan is considered a cash-out refinance. Additionally, any refinance of a loan which paid off a subordinate non-purchase money loan within the last 6 months is also considered cash out.
26	Texas Home Equity	Maximum LTV is 75%
27	Streamline Mortgages	Streamline Program not allowed.

Nationstar Agency Matrix with LTV > 80% DU 7.1 & LP MI required

     2/16/2009

Purchase & Rate/ Term Refi
Owner Occupied		Max Loan Amt	Maximum(7)				MAX D/R(18)	Mortgage	BK History (10)
			LTV / CLTV	FICO	Restricted	FICO		History (17)
				(15) (21)	LTV (2) (8)	(15) (21)		(last 12 mos)
Primary	1 Unit-FTHB only	$417,000	97%	700	90%	700	38%	0 x 60	Filed > 4 yrs
	1 Unit		95%	620
	Condo/Attached Housing		95%	620	90%	700	38%

Primary	2 unit	$533,850	95%	680	90%	700	38%	0 x 60	Filed > 4 yrs

Primary	3-4 unit	Not Available

Second Home	1unit	Not Available

Investment	1 unit	Not Available

Cashout Refinance
Owner Occupied		Max Loan Amt	Maximum			MAX D/R	Mortgage	BK History
			LTV / CLTV	FICO	Restricted LTV		History
(last 12 mos)

Primary	1 unit	Not Available
Condo/Attached Housing

Underwriting Guideline Requirements
Collateral

1	Appraisal	A full 1004 (Interior / Exterior) appraisal required. Must be ordered through a VMC. Recerts require appraisal review. Manufactured and second homes ineligible.

2	Condos	HOA Questionnaire required - Condos and attached housing in FL are ineligible.

3	Conversion of Primary Residence or Pending Sale	Must qualify borrowers using both PITI payments. Properties pending sale which have not sold at the time the subject closes require 6 mos. reserves (both properties) if < 30% equity, 2 mos. reserves (both properties) if > 30% equity. AVM required. Conversions to Investment Property require 6 months reserves. Rental income cannot be utilized unless > 30% equity.

4	Land Contracts	Not allowed

5	Listed For Sale	Properties listed for sale in the past 60 days require UW Manager approval. Property must be taken off the market prior to the loan application date.

6	Seasoning	Properties purchased in the prior 6 months ineligible. Purch. <12mos requires appraisal review if FMV > purchase price.

7	Restricted Markets	If property is located in a declining market as noted by MI company matrix, follow “Restricted Market Parameter” LTV guidelines.

8	Rest. Market LTV	AZ, CA, FL, & NV - Max 90% LTV and 720 min FICO. Max 85% LTV for 2 unit loans > $417,000

9	Short Term Refinances & Subordination Liens	Payoff of any subordinate non-purchase money loan is not allowed. Additionally, any refinance of a loan which paid off a subordinate non-purchase money loan within the last 6 months is also considered cash out.Subordinate liens must resubordinate.

Credit

10	Bankruptcy	Filed < 4 yrs are ineligble.

11	Collections/Chargeoffs	Refer to DU/LP stipulations

12	Continuity of Obligation	If property was purchased < 12 mos ago, must use < of original purchase price or appraised value for FMV if no acceptable continuity of obligation exists. Acceptable continuity includes the following:
1) At least one borrower on the new loan was a borrower on the existing loan to be financed

2) Borrower has been on title or residing in the property the last 12 mos. and has paid the mortgage the last 12 mos.

3) Borrower recently inherited the property or it was legally rewarded (divorce, separation, etc.)

If borrower on title 6 mos. or more , and a lien exists with no acceptable continuity of obligation, max LTV = 50%.

13	Judgments/Liens	Outstanding judgments and liens must be paid at or prior to loan closing

14	Foreclosure	Must be > 5 yrs

15	FICO	Use the lowest FICO (middle of 3; lower of 2) for all borrowers. Credit must show 3 open & active tradelines w/12 mos. history.

16	Minimum Payment	5% of balance for revolving/installment accounts (Includes collection/charge off accounts for LP qualifying loans)

17	Mortgage History	Full 12 month history required; Exceptions require UW Manager approval. < 30 at closing

Income / Assets

18	Debt Ratio	38% max DTI (exceptions to 41% require UW Manager approval); Fixed income may not be grossed up.

19	Documentation	Full income documentation loans only; DU/LP stipulations are acceptable with a minimum of one paystub and prior years W-2.

20	Primary Conversions	Rental income may not be utilized unless >30% equity per AVM.

21	Minimum Reserves	Minimum 2 months PITI on all transactions.

Purchase Money

22	Buyer Contribution	3% minimum own funds.

23	Seller Contribution	Owner Occupied - Max 6% <90% LTV; Max 3% >90% LTV

Products

24	Cashout	Cashout on refinance are ineligible.

25	Minimum Loan Size	Minimum Loan Amount $75,000

26	Maximum Loan Size	See matrix above

27	Recommendations Allowed	DU approved eligible (AE); DU expanded approval (EA 1, 2 or 3); or LP accept/eligible ratings allowed.

28	Credit Report	Must be < 90 days old at time of closing.

29	Streamline	Not available on >80% LTV.

Nationstar Agency Matrix with LTV < 80% (Fannie Mae / Freddie Mac) MI not required
2/16/2009

Purchase & Rate/ Term Refi
Occupancy		Max Loan Amt	Max LTV / CLTV	Min FICO (12)	MAX D/R (15)	Mortgage History (last 12 mos) (14)
Primary	1 unit	$417,000	80%	580	50%	0 x 60
Primary	2 unit	$533,850	80%	580	50%	0 x 60
Primary	3-4 unit	$645,300	75%	580	50%	0 x 60
Second Home	1unit	$417,000	80%	580	50%	0 x 60
Investment	1unit	$417,000	75%	580	50%	0 x 60

Cashout Refinance
Occupancy		Max Loan Amt	Max LTV / CLTV	Min FICO (12)	MAX D/R (15)	Mortgage History (last 12 mos) (14)
Primary	1 unit	$417,000	80%	580	50%	0 x 60
Primary	2 unit	$533,850	80%	580	50%	0 x 60
Primary	3-4 unit	$645,300	75%	580	50%	0 x 60
Second Home	1unit	$417,000	75%	580	50%	0 x 60
Investment	1unit	$417,000	75%	580	50%	0 x 60

Underwriting Guideline Requirements
Collateral
1	Appraisal	A full 1004 (interior/exterior) appraisal or 2055 (drive-by) required. Must be ordered through a VMC. Drive-by’s and Recerts require appraisal review. Manufactured homes ineligible.
2	Condos	HOA Questionnaire required
3	Land Contracts	Not allowed
4	Listed For Sale	Properties listed for sale in the past 60 days require UW Manager approval. Property must be taken off the market prior to the loan application date. Max 70% LTV, on cash out refinances, if property listed within the last 6 months.
5	Maximum Number of Financed Properties	Unlimited if subject property is owner-occupied. Max 4 financed properties allowed if the subject property is a second home or investment property
6	Seasoning	Properties purchased in the prior 6 months must use purchase price or FMV, whichever is less. Purch. < 12 mos. requires appraisal review if FMV > purchase price. Purchase and Rate/Term Refis only on properties with < 6 mos. seasoning.
7	Short Term Refinances	Payoff of any subordinate non-purchase money loan is considered a cash-out refinance. Additionally, any refinance of a loan which paid off a subordinate non-purchase money loan within the last 6 months is also considered cash out.
Credit
8	Bankruptcy	Filed > 4 years and be discharged prior to closing.
9	Collections/Chargeoffs	Refer to DU/LP stipulations
10	Continuity of Obligation	If property was purchased < 12 mos ago, must use < of original purchase price or appraised value for FMV if no acceptable continuity of obligation exists. Acceptable continuity includes the following:
1) At least one borrower on the new loan was a borrower on the existing loan to be financed
2) Borrower has been on title or residing in the property the last 12 mos. and has paid the mortgage the last 12 mos.
3) Borrower recently inherited the property or it was legally rewarded (divorce, separation, etc.)
If borrower on title 6 mos. or more , and a lien exists with no acceptable continuity of obligation, max LTV = 50%.
11	Foreclosure	Must be >5 yrs
12	Minimum Fico	Use the lowest FICO (middle of 3; lower of 2) for all borrowers; cashout refinance > 75% LTV requires 660 score
13	Minimum Payment	5% of balance for revolving/installment accounts (Includes collection/chargeoff accounts for LP qualifying loans)
14	Mortgage History	Full 12 month history required; Exceptions require UW Manager approval. < 30 at closing.
Income / Assets
15	Debt Ratio	50% max DTI (exceptions to 55% require UW Manager approval); 50% max DTI Fixed Income borrowers. Fixed income may not be grossed up.
16	Documentation	Full income documentation loans only; must follow DU/LP stipulations. Minimum documentation level for salaried wage earners is one paystub and verbal VOE.
17	Minimum Reserves	As required by DU/LP; see #18 below.
Purchase Money
18	Conversion of Primary Residence or Pending Sale	Must qualify borrowers using both PITI payments. Conversions and properties pending sale which have not sold at the time the subject closes require 6 mos. reserves (both properties) if < 30% equity, 2 mos. reserves (both properties) if > 30% equity per AVM. Former residence, rental income may only be utilized if >30% equity, executed lease and security deposit is verified.
19	Buyer Contribution	3%
20	Seller Contribution	Owner Occupied - Max 6% <90% LTV; Max 3% >90% LTV. DP assistance program not eligible.
Products
21	Minimum Loan Size	Minimum Loan Amount $75,000.
22	Maximum Loan Size	See Matrix Above
23	Recommendations Allowed	DU approved eligible (AE); DU expanded approval (EA 1, 2 or 3); or LP accept/eligible ratings allowed.
24	Credit Report	Must be < 90 days old at time of closing.
25	Streamline	See additional requirements attached in separate memo.

Nationstar (FNMA HomePath) Matrix (Fannie Mae - DU 7.1) MI not required

         2/16/2009

Purchase
Occupancy		Max Loan Amt	Maximum				MAX D/R (11)	Mortgage History (10) (last 12 mos)	BK History (4)
			LTV / CLTV	FICO (8) (14)	LTV /CLTV	FICO (8)

Primary	1 unit	$417,000	97% FLEX	660	80% / 95%	580	Per DU	0 x 60	Filed > 4 yrs

	Condo/Attached Housing		95%

Primary	2 unit	$533,850	95%	660	80% / 95%	580	Per DU	0 x 60	Filed > 4 yrs

Primary	3-4 unit	$533,850	80%	580	80%	580	Per DU	0 x 60	Filed > 4 yrs

Second Home	1unit	$417,000	90% (2)	660	80% / 90% (2)	580	Per DU	0 x 60	Filed > 4 yrs

Investment	1-2 unit	$417,000	90% (2)	660	80% / 90% (2)	580	Per DU	0 x 60	Filed > 4 yrs

Investment	3-4 unit	$417,000	75%	580	75%	580	Per DU	0 x 60	Filed > 4 yrs

Rate / Term Refi & Cashout Refinance (23)

Occupancy		Max Loan Amt	Maximum			FICO (8) (14)	MAX D/R (11)	Mortgage History (last 12 mos)	BK History
			LTV / CLTV		Restricted LTV

Primary	1 unit	Not Available

	Condo/Attached Housing

Underwriting Guideline Requirements

Collateral
1	Appraisal	No appraisal required. Utilize purchase price as property value. Verify property is eligible for FNMA HomePath financing on www.HomePath.com\Financing

2	Max LTV	75% max LTV if borrower owns more than 4 properties.

3	Maximum Number of Financed Properties	10 if subject property is owner-occupied. Max 4 financed properties allowed if the subject property is a second home or investment property.

4	Condo	HOA Questionnaire required. If not eligible submit Project Eligibility Waiver (PEW).

5	Mfg Homes	Eligible

Credit

6	Bankruptcy	Filed >4yrs and must be discharged prior to closing.

7	Collections/Chargeoffs	Refer to DU/LP stipulations

8	Judgments/Liens	Outstanding judgments and liens must be paid at or prior to loan closing

9	Foreclosure	Must be > 5 yrs

10	FICO	Use the lowest FICO (middle of 3; lower of 2) for all borrowers.

11	Minimum Payment	5% of balance for revolving/installment accounts.

12	Mortgage History	Full 12 month history required; must be < 30 at closing

Income / Assets

13	Debt Ratio	Max DTI per DU

14	Documentation	Full income documentation loans only; DU/LP stipulations are acceptable.

15	Second Homes	Rental Income is not considered in DTI.

16	Minimum Reserves	As required by DU

Purchase Money

17	Conversion of Primary	Conversion to a second home or investment requires both current and proposed mortgage payments be included in DTI to qualify the borrower. 6 months PITI for both properties is required to be in reserves.

18	Rental Income	May be used to offset the mortgage payment if 30% equity exists. (Per AVM, BPO, or Appraisal) in the existing property. Fully executed lease and verification security deposit from tenant deposited in borrowers account required.

19	Buyer Contribution	3% Minimum ( If > 95% see Flex Guidelines). 5% Minimum own funds if second home, investment or 2-4 Unit.

20	Seller Contribution	Owner Occupied - Max 6%

Products

21	Minimum Loan Size	Minimum Loan Amount $75,000

22	Maximum Loan Size	See Matrix above

23	Recommendations	DU approved eligible (AE); DU expanded approval (EA 1, 2 or 3) ratings allowed

24	Credit Report	Must be < 90 days old at time of closing.

25	Cashout Refi	Not Allowed.

26	Special Feature Codes	057 - For all HomePath Loans

206 - For Flex Mortgage (i.e.. LTV / CLTV of 95.01% to 97.0%)

716 - For any EA recommendation from DU

• - Any other applicable Special Feature Codes

EXHIBIT F
REQUIRED FIELDS FOR SERVICING TRANSMISSION

1.	Loan #
2.	Borrower Name
3.	Address
4.	City
5.	State
6.	Zip
7.	Note Amount / Original Balance
8.	Interest Rate
9.	Term
10.	P & I Pymt
11.	Property Type
12.	Fixed/ARM flag
13.	Product Code (e.g. 3/27, 2/28, Fixed, Balloon)
14.	Note / Closing Date
15.	ARM Index
16.	Rate Adjustment Date
17.	Rate Adjustment Frequency
18.	Initial Periodic Cap
19.	Periodic Cap
20.	Minimum Rate
21.	Maximum Rate
22.	MERS Identification #
23.	Next Due Date
24.	LTV
25.	Loan Type (Early Purchase Program Loan or non-Early Purchase Program Loan)

F-1

EXHIBIT G
REQUIRED FIELDS FOR ASSET SCHEDULE

1.	Loan #
2.	Borrower Name
3.	Address
4.	City
5.	State
6.	Zip
7.	Note Amount / Original Balance
8.	Interest Rate
9.	Term
10.	P & I Pymt
11.	Property Type
12.	Fixed/ARM flag
13.	Product Code (e.g. 3/27, 2/28, Fixed, Balloon)
14.	Note / Closing Date
15.	ARM Index
16.	Rate Adjustment Date
17.	Rate Adjustment Frequency
18.	Initial Periodic Cap
19.	Periodic Cap
20.	Minimum Rate
21.	Maximum Rate
22.	MERS Identification #
23.	Next Due Date
24.	LTV
25.	Loan Type (Early Purchase Program Loan or non-Early Purchase Program Loan)

G-1

EXHIBIT H
FORM OF CONFIDENTIALITY AGREEMENT
          In connection with your consideration of a possible or actual acquisition of a participating interest (the “Transaction”) in an advance, note or commitment of The Royal Bank of Scotland PLC (“Buyer”) pursuant to a Fifth Amended and Restated Master Repurchase Agreement, as amended, between Buyer and Nationstar Mortgage LLC (the “Seller”) dated as of January 27, 2010, you have requested the right to review certain non-public information regarding the Seller that is in the possession of Buyer. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or communicated orally) delivered to you by Buyer or its affiliates, directors, officers, employees, advisors, agents or “controlling persons” (within the meaning of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) (such affiliates and other persons being herein referred to collectively as Buyer “Representatives”) in connection with the consideration of a Transaction (such information being herein referred to as “Evaluation Material”), Buyer hereby requests your agreement as follows:
     1. The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with Buyer involving you or your affiliates, and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and Buyer, such Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other persons being herein referred to collectively as “your Representatives”), except that the Evaluation Material or portions thereof may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction with Buyer (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Agreement). You agree to be responsible for any breach of this Agreement by your Representatives.
     2. The term “Evaluation Material” does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives) or (ii) was or becomes available to you on a nonconfidential basis from a person not otherwise bound by a confidential agreement with Buyer or its Representatives or is not otherwise prohibited from transmitting the information to you. As used in this Agreement, the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.
     3. In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify Buyer and the Seller of the existence, terms and circumstances surrounding such a request, (ii) consult with the Seller on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.
     4. Unless otherwise required by law in the opinion of your counsel, neither you nor your Representative will, without our prior written consent, disclose to any person the fact that the Evaluation Material has been made available to you.

     5. You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of the Seller regarding the business, operations, prospects or finances of the Seller or the employment of such officer, director or employee, except with the express written permission of the Seller.
     6. You understand and acknowledge that the Seller is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Buyer. None of the Seller, its respective affiliates or Representatives, nor any of its respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.
     7. You agree that neither Buyer nor the Seller has granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by Buyer.
     8. If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to Buyer all of the Evaluation Material, including all copies and reproductions thereof in your possession or in the possession of any of your Representatives.
     9. Without prejudice to the rights and remedies otherwise available to the Seller, the Seller shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.
     10. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). You submit to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement.
     11. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and the Seller (which is an express third party beneficiary hereof), and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon the respective successors and assigns.
     12. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.
     13. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by the Seller and you expressly so modifying or waiving such Agreement.
     14. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

          Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.

THE ROYAL BANK OF SCOTLAND PLC
By:

Confirmed and agreed to
this _____ day of _____________, 201_.

By:
Name
Title:

EXHIBIT I
FORM OF INSTRUCTION LETTER
__________ __, 201_
___________________, as Subservicer/Additional Collateral Servicer
____________________
____________________
Attention: _______________
Re:	Fifth Amended and Restated Master Repurchase Agreement, dated as of January 27, 2010 by and between The Royal Bank of Scotland PLC (“Buyer”) and Nationstar Mortgage LLC, (“Seller”)
Ladies and Gentlemen:
     As [sub]servicer of those assets described on Schedule 1 hereto, which may be amended or updated from time to time (the “Eligible Assets”) pursuant to that Servicing Agreement, between you and the undersigned Seller, as amended or modified, attached hereto as Exhibit A (the “Servicing Agreement”), you are hereby notified that the undersigned Seller has sold to the Buyer such Eligible Assets pursuant to that certain Fifth Amended and Restated Master Repurchase Agreement, dated as January 27, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between the Buyer and the Seller.
     You agree to service the Eligible Assets in accordance with the terms of the Servicing Agreement for the benefit of the Buyer and, except as otherwise provided herein, Buyer shall have all of the rights, but none of the duties or obligations of Seller under the Servicing Agreement including, without limitation, payment of any indemnification or reimbursement or payment of any servicing fees or any other fees. No subservicing relationship shall be hereby created between you and the Buyer.
     Upon your receipt of written notification by the Buyer that an Event of Default has occurred under the Agreement (the “Default Notice”), you, as Subservicer, hereby agree to remit all payments or distributions made with respect to such Eligible Assets, net of the servicing fees payable to you with respect thereto, immediately in accordance with the Buyer’s wiring instructions provided below, or in accordance with other instructions that may be delivered to you by Buyer:

JPMorgan Chase Bank
Account No.:	140095961
For the A/C of The Royal Bank of Scotland PLC
ABA No.:	021000021
Reference:	Brett Kibbe
     You agree that, following your receipt of such Default Notice, under no circumstances will you remit any such payments or distributions in accordance with any instructions delivered to you by the undersigned Seller, except if Buyer instructions you in writing otherwise.
     You further agree that, upon receipt written notification by the Buyer that an Event of Default has occurred under the Agreement, Buyer shall assume all of the rights and obligations of Seller under the Servicing Agreement, except as otherwise provided herein. Subject to the terms of the Servicing Agreement, You shall (x) follow the instructions of Buyer with respect to the Eligible Assets and deliver to a Buyer any information with respect to the Eligible Assets reasonably requested by such Buyer, and

(y) treat this letter agreement as a separate and distinct servicing agreement between You and Buyer (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims arising in Your favor (or the favor of any third party claiming through You) under any other agreement or arrangement between You and any Seller or otherwise. Notwithstanding anything to the contrary herein or in the Servicing Agreement, in no event shall Buyer be liable for any fees, indemnities, costs, reimbursements or expenses incurred by You prior to such Event of Default or otherwise owed to You in respect of the period of time prior to such Event of Default.
     Notwithstanding anything to the contrary herein or in the Servicing Agreement, with respect to all Eligible Assets on Schedule 1 (the “Servicing Released Assets”), you are hereby instructed to service such Servicing Released Assets for a term of thirty (30) days (each, a “Servicing Term”) commencing as of the date such Servicing Released Assets become subject to a purchase transaction under the Agreement, which Servicing Term shall be deemed to be renewed at the end of each 30-day period subject to the following sentence. The Servicing Term shall terminate upon the occurrence of any of the following events: (i) if the related purchase transaction is not renewed at the end of such Servicing Term and such Servicing Released Asset is not repurchased by Seller, or (ii) You shall have received a written termination notice from Buyer at any time with respect to some or all of the Servicing Released Assets being serviced by You (each, a “Servicing Termination”). In the event of a Servicing Termination, You hereby agree to (i) deliver all servicing and “records” relating to such Servicing Released Assets to the designee of Buyer at the end of each such Servicing Term and (ii) cooperate in all respects with the transfer of servicing to Buyer or its designee. The transfer of servicing and such records by You shall be in accordance with customary standards in the industry and the terms of the Servicing Agreement, and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).
     Further, you hereby constitute and appoint Buyer and any officer or agent thereof, with full power of substitution, as your true and lawful attorney-in-fact with full irrevocable power and authority in your place and stead and in your name or in Buyer’s own name, following any Servicer Termination with respect solely to the Servicing Released Assets that are subject to such Servicer Termination, to direct any party liable for any payment under any such Servicing Released Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct including, without limitation, the right to send “goodbye” and “hello” letters on Your behalf. You hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
     For the purpose of the foregoing, the term “records” shall be deemed to include but not be limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Servicing Released Assets.
[NO FURTHER TEXT ON THIS PAGE]

     Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Buyer promptly upon receipt. Any notices to the Buyer should be delivered to the following address: 600 Washington Blvd., Stamford, CT 06901, Attention: Joe Bartolotta, Telephone: (203) 625-6675, Facsimile: (203) 625-4751.

Very truly yours, NATIONSTAR MORTGAGE LLC
By:
Name:
Title:

Acknowledged and Agreed as of this __ day of ___________, 20__:
[SUBSERVICER] [ADDITIONAL COLLATERAL SERVICER]

By:
Name:
Title:

EXHIBIT J
FORM OF MASTER NETTING AGREEMENT

FORM OF MASTER NETTING AGREEMENT
          THIS COLLATERAL SECURITY, SETOFF AND NETTING AGREEMENT, dated as of January 9, 2009 (as amended, supplemented and otherwise modified from time to time, the “Agreement”) is made collectively among:
          [      ]. (“[    ]”), [      ]. and any Person who, directly or indirectly, is in control of, or is controlled by, or is under common control with, [      ] or [      ] (each such Person, a “[      ] Affiliate”) and its respective parent, subsidiaries and [       ] Affiliates (individually a “[      ] Entity” and collectively the “[       ] Group”), on the one hand,
— and —
          NATIONSTAR MORTGAGE LLC (“Nationstar”), FIF HE HOLDINGS LLC (“FIF HE”), FIF HE HOLDINGS LLC, acting with respect to Series 1 thereof (“FIF Series 1”), and FIF HE HOLDINGS LLC, acting with respect to Series 2 thereof (“FIF Series 2”) and any Person who, directly or indirectly, is controlled by Nationstar, FIF HE, FIF Series 1 or FIF Series 2 (each such Person, a “Nationstar Affiliate”) and its respective subsidiaries and Nationstar Affiliates (individually a “Nationstar Entity” and collectively the “Nationstar Group”), on the other hand.
A G R E E M E N T:
Section 1. Definitions. As used herein, unless otherwise stated in this Agreement, all defined terms shall: (i) have the same meaning ascribed to them in the Repurchase Agreement; and (ii) be read either as singular or plural as appropriate, and where necessary the singular form of any word used herein shall include the plural and vice versa.
          “Agreement” has the meaning set forth in the preamble.
          “Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.
          “Collateral” shall mean all Securities, notes, mortgages, instruments, financial assets, monies, trust receipts or other property of any of the Nationstar Group in which any member of [       ] has been granted a security interest pursuant to the Transaction documents whenever acquired and all distributions thereon and proceeds thereof.
          “Event of Default” has the meaning set forth in Section 4.
          “Obligations” shall mean, collectively, all present and future obligations and liabilities of each member of the Nationstar Group to each member of [      ] pursuant to the Transaction Documents (including without limitation obligations and liabilities under any Transactions), whether matured, unmatured, liquidated, unliquidated, fixed or contingent, and any costs and fees permitted under such Transaction Documents.
          “Person” shall mean an individual, corporation, trust, business trust, statutory trust, partnership, limited liability company, joint venture or similar business association.

          “Repurchase Agreement” shall mean that certain Third Amended and Restated Repurchase Agreement, dated as of [       ] (as may be amended, supplemented or otherwise modified from time to time), by and between Nationstar Mortgage LLC and [       ].
          “Securities” means, collectively, cash or cash equivalents, securities, commodities, instruments, loans, receivables, currencies or contract rights or interests, options or rights in or in respect of any thereof, including any collateral of every kind delivered with respect thereto. For the avoidance of doubt, Securities shall not include any rights or collateral with respect to any servicing advance facility entered into between any of the Nationstar Group and any of [       ], except that Securities shall include any rights (including rights to reimbursement) or collateral with respect to any Tranche C Assets under the Repurchase Agreement.
          “Settlement Amount” has the meaning set forth in Section 5.
          “Termination Date” for this Agreement means the date on which all Obligations have been satisfied in full.
          “Transaction Documents” means this Agreement and all other agreements, documents, forms, confirmations and other writings entered into or delivered pursuant to or in connection with any Transactions, including, but not limited to those set forth on Exhibit A hereto, which Exhibit may be amended from time to time by the parties.
          “Transactions” means, without limitation, purchases or sales of Securities on a long, short or forward basis, loan transactions, repurchase and reverse repurchase transactions, arbitrage transactions, swaps, collars, caps, floors and purchases or sales of options to purchase or sell Securities entered into in connection with any of the Transaction Documents. For the avoidance of doubt, Transactions shall not include transactions with respect to any servicing advance facility entered into between any of the Nationstar Group and any of [      ], except that Transactions shall include transactions in connection with any Tranche C Assets under the Repurchase Agreement.
Section 2. Collateral.
     A. Nationstar, on behalf of the Nationstar Group, hereby grants to each member of [      ] a right of netting and setoff under any of the Transaction Documents against all of the Collateral pledged to or held by any of [      ] in connection with any Transaction entered into heretofore or at any time in the future. The Collateral shall secure the prompt and full payment and performance of any and all Obligations due and owing by any member of the Nationstar Group to any member of [       ] under any of the Transaction Documents.
     B. All property of the Nationstar Group held by [      ] shall be held in the nature of a deposit for security. Except to the extent otherwise expressly provided in a Transaction Document, Collateral held by or for the benefit of, or pledged to any member of [      ], shall be deemed held by or for the benefit of, or pledged to, such entity for its own account or as agent and/or custodian for the account of another [       ] Entity (or [       ] Entities), as applicable. Notwithstanding the foregoing, this provision shall not be construed in a manner which conflicts with [      ]’s requirement to obtain or maintain a certain level of margin with respect to any Transaction.
     C. All Collateral legally held by [       ] (either directly or through an agent) shall be held both for itself and for the benefit of [      ]

Section 3. Periodic Netting and Setoff.
     A. Each of the parties hereto acknowledges that (i) the parties have or may have entered into the Transactions; and (ii) all Transactions have been and will be entered into, among other things, in consideration of each other.
     B. Effective as of the date of this Agreement and subject to Section 4(B) hereof, each [       ] Entity shall have the right, from time-to-time in its sole business discretion and without prior notice, to aggregate, setoff and net any payment obligations arising under the Transactions. The parties specifically agree that netting in respect of two or more Transactions may occur upon the election of any [       ] Entity. This periodic netting process shall be handled as set forth within this Section 3 for all Collateral subject to Transactions. Accordingly,
(1)	If any Nationstar Entity owes (or has contingent obligations to) any [ ] Entity pursuant to any of the Transactions, any [ ] Entity may, without prior notice, aggregate, setoff and net: (a) any Collateral pledged by any Nationstar Entity to any [ ] Entity; (b) any Collateral required to be paid or returned by any [ ] Entity to any Nationstar Entity; and (c) any payment due any Nationstar Entity from any [ ] Entity. Specifically, a member of [ ] may net (a) amounts owed to any Nationstar Entity by any [ ] Entity under the Transactions; and (b) amounts owed by any Nationstar Entity to the other members of [ ] under the Transactions to satisfy any Obligations of any Nationstar Entity to any [ ] Entity.

(2)	If amounts owed by all parties are equal, no party shall make a payment under this Section 3.

(3)	All payments due pursuant to this Section 3 shall be made on the payment date, which shall be no later than the first business day after the netting. All payments shall be made by wire transfer.

(4)	Upon making such net payment and/or delivery, and provided that the Collateral subject to such Transactions has been returned (if required) properly to the appropriate party respectively and that all other obligations of the parties hereto have been satisfied, each of the parties agrees to reflect on its books and records that such netted Transactions have been discharged fully.

(5)	Any [ ] Entity may, upon prior notice to the applicable Nationstar Entity, sell at private or public sale any Collateral and apply the proceeds thereof against any Obligations, or retain and apply any Collateral in satisfaction of any such Obligations to any [ ] Entity;

(6)	Any [ ] Entity may setoff any obligations of any [ ] Entity to any Nationstar Entity against any Obligations of any Nationstar Entity to another member of [ ]; and

(7)	[ ] may collect from Nationstar Group any losses, costs or expenses incurred by any [ ] Entity in taking any of the above-mentioned actions (including commissions and reasonable legal fees and expenses), all of which will be secured by the Collateral.
     C. In the event that the Obligations to be netted are not fixed, [       ] may net and setoff amounts pursuant to this Section 3 believed in good faith not to exceed 100% of the Obligations due from the Nationstar Entity and including contractual and/or statutory interest, costs and anticipated attorney’s fees.

     D. Any netting [       ] Entity shall have the right to net and/or setoff Obligations and Transactions in any order it chooses.
Section 4. Default Netting and Setoff.
     A. An “Event of Default” shall have the respective meaning assigned to such terms in the relevant Transaction Documents.
     B. In addition to all other rights and remedies available, an Event of Default shall give each [       ] Entity the netting and setoff rights specified in Section 3 (it being understood that the rights specified in Section 3 may not be exercised in the absence of an Event of Default).
Section 5. Close-Out Netting and Setoff.
     A. Upon termination of this Agreement following the occurrence and during the continuation of an Event of Default, without limiting any other provision of this Agreement or any Transaction Document, any member of [       ] may aggregate, setoff and net against any Obligations of any Nationstar Entity any Collateral, or the value thereof, pledged by or required to be delivered or paid by any Nationstar Entity to any member of [      ] in connection with such terminated Transactions. In addition, upon termination under this Section, any member of [      ] may aggregate, setoff and net against any Obligations of any Nationstar Entity any Collateral, or the value thereof, pledged by or required to be delivered or paid by any member of [       ] to any Nationstar Entity in connection with such terminated Transactions. Thereupon, the only delivery obligation of any of the parties in connection with such Transactions will be for the parties to deliver such Collateral or a net cash payment, as the case may be, as may be required after giving effect to such aggregation, netting and setoff.
     B. The method by which the parties hereto will value such Collateral for such netting and setoff purposes will be determined by the method prescribed in the applicable agreement or, in the absence of a prescribed method, by the [      ] Entities in a commercially reasonable manner.
     C. In the alternative, [      ] may net and setoff amounts pursuant to this Section in accordance with the netting and setoff rights specified in Section 3.
     D. Each [       ] Entity shall aggregate any gains, losses and costs with respect to all transactions into a single net amount (the “Settlement Amount”). It is expressly agreed that the [      ] Entities shall not be required to enter into replacement transactions in order to determine the Settlement Amount. [       ] and the Nationstar Group will provide one another with a statement showing, in reasonable detail, their calculations of gains, losses and costs, including all relevant quotations and specifying any amount payable, and giving details of the relevant account to which any amount payable is to be paid.
Section 6. Remedies.
     A. None of the rights and remedies of each member of [      ] shall be exclusive of any other available right or remedy, and each remedy shall be cumulative and in addition to any other right or remedy of each member of [       ]. Each member of [      ] shall be entitled to exercise its rights and remedies against the Nationstar Group in such order and to such extent as it, in its sole discretion, deems appropriate. It is understood that a prior demand or call, or prior notice of the time and place of such sale

or purchase, shall not be considered a waiver of the right of any member of [       ] to sell the Collateral without demand or notice. The Nationstar Group acknowledges that some of the Collateral (other than cash) may be of a type that may decline rapidly in value and/or is customarily sold on or in a recognized market (including the whole loan market), as may be further specified by the related Transaction Document, and therefore, in such cases, [      ] shall not be obligated to provide the Nationstar prior notification of any intended sale or other disposition thereof. The Nationstar Group shall remain liable for any and all Obligations it owes to any member of [       ] remaining unpaid or unsatisfied after the application of the Collateral and the exercise of all rights hereunder.
     B. All Obligations shall bear interest equal in value to the case specifics in the applicable Transaction Documents.
     C. The rights and remedies granted hereby to [       ] are in addition to any rights and remedies, and supersede any limitations on such rights and remedies that are inconsistent herewith, that they may have under any existing or future agreements with any Nationstar Entity unless, in the case of any future agreements, any inconsistent provision therein is stated explicitly to supersede this Agreement. Without limiting the generality of the foregoing, nothing herein shall be construed as a requirement that a member of [       ] cause Collateral held on account of a particular Transaction to be attributed (in whole or in part) to any other Transaction in determining whether that member of [       ] is entitled to make a demand or call upon the Nationstar Entity for additional securities, monies or other property under any such other Transaction.
Section 7. Multiple Party Setoff.
     A. [       ], along with its Affiliates, and Nationstar, agree to engage in a triangular or multi-party setoff pursuant to this Agreement if necessary. Each member of [       ] and the Nationstar Group agrees that following the occurrence and during the continuation of an Event of Default, at the option of any party to this Agreement, and without prior notice to any other party, any and all amounts payable pursuant to Section 3, Section 4 or Section 5 to any party may be reduced or satisfied by a setoff against any other amounts payable by or to any other party to this Agreement. For purposes of this Agreement, the parties agree that all of the [       ] Entities constitute a single unit and all of the Nationstar Entities constitute a single unit for purposes of setoff.
     B. This right of setoff, recognized in New York law and §553 of the Bankruptcy Code, shall be held by all parties to this Agreement. If any amounts are so set off, these amounts are to be discharged promptly and in all respects.
Section 8. Recoupment.
          The rights of [       ] contained herein are in addition to any and all recoupment rights that [       ] may have at law or in equity against the Nationstar Group.
Section 9. Choice of Law.
          THIS AGREEMENT AND EACH AND EVERY OTHER TRANSACTION DOCUMENT AND TRANSACTION BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND IN THE EVENT THAT ANY LAWSUIT IS COMMENCED RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR TRANSACTION THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS SITUATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUCH

DISPUTE. THE PARTIES TO THIS AGREEMENT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH LAWSUIT.
Section 10. Assignment; Modification.
          This Agreement may not be amended or modified except in a written instrument executed by each of the parties hereto. The rights and obligations of the parties under this Agreement and under any transaction or agreement (including any Transaction between the parties) may not be assigned without the prior written consent of the other party and any purported assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding on the parties and their successors and assigns. If any provisions of this Agreement shall not be enforceable, the parties agree that the remaining provisions of this Agreement shall constitute the binding Agreement between the parties.
Section 11. Representations, Warranties and Covenants.
          Each party represents and warrants to the other party that it has all requisite power to execute, deliver and perform its obligations under this Agreement; that this Agreement constitutes a legal, valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights generally and subject, as to enforceability, to general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); that neither the execution and delivery of this Agreement by the party, nor the performance of its obligations hereunder, (A) conflicts or will conflict with, results or will result in a breach or violation of, or constitutes or will constitute a default under: (i) its articles of incorporation or by-laws (or equivalent documents); (ii) the terms of any agreement, obligation or instrument to which it is a party; or (iii) any statute, law, decree, order, rule or regulation applicable to it, or (B) requires any authorization, approval, consent, order, filing, or other action except such as has previously been obtained.
Section 12. Recordings of Communications.
          The [       ] Entities and the Nationstar Entities shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. The [      ] Entities and the Nationstar Entities consent to the admissibility of such tape recordings in any court, arbitration or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.
Section 13. Enforcement Costs and Expenses.
          The Nationstar Entities shall jointly and severally reimburse all [      ] Entities for any damages, claims, liabilities, expenses, attorney’s fees, etc., arising out of the enforcement of this Agreement or any other Transaction Document; provided however in the event of a dispute arising out of the enforcement of this Agreement, the losing party shall be responsible for all expenses and attorney’s fees incurred in connection with such dispute.
Section 14. No Future Obligations.
          Notwithstanding anything contained in this Agreement and except only as may be expressly set forth in the Transaction Documents, neither party to this Agreement shall be obligated to enter into any future Transactions. Each party agrees that it will deliver such documents and take such action as are required to implement the terms of this Agreement.

Section 15. Counterparts.
          This Agreement may be executed in Counterparts all of which taken together shall constitute the Agreement.
[SIGNATURE PAGES FOLLOW]

THE ROYAL BANK OF SCOTLAND PLC
600 Washington Blvd.
Stamford, CT 06901
January 27, 2010
Nationstar Mortgage LLC
350 Highland Drive
Lewisville, Texas 75067
Re:	Fifth Amended and Restated Pricing Side Letter
Ladies and Gentlemen:
PRELIMINARY STATEMENTS
          A. Reference is hereby made to, and this Fifth Amended and Restated Pricing Side Letter (as amended, supplemented and otherwise modified from time to time, the “Pricing Side Letter”) is hereby incorporated by reference into, the Fifth Amended and Restated Master Repurchase Agreement, dated as of January 27, 2010 (as amended, supplemented and otherwise modified from time to time, the “Agreement”), between The Royal Bank of Scotland plc (as assignee of RBS Financial Products, Inc.) as buyer (“Buyer”) and Nationstar Mortgage LLC, as seller (“Seller”). Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.
          B. Seller and Buyer are parties to a Fourth Amended and Restated Pricing Side Letter dated as of April 6, 2009 (as amended, supplemented and otherwise modified from time to time, the “Existing Side Letter”).
          C. Seller has requested that Buyer consent to the amendment and restatement of the Existing Side Letter in order to accommodate certain changes and modifications to the Existing Side Letter.
          D. Upon the Effective Date of this Pricing Side Letter, each reference to the Existing Side Letter in any other document, instrument or agreement shall mean and be a reference to this Pricing Side Letter, and this Pricing Side Letter shall supersede the Existing Side Letter in all respects.
          E. Subject to the terms and conditions herein contained, the parties hereby agree to amend and restate the terms and conditions of the Existing Side Letter in their entirety as follows:
          Section 1. Definitions.
          The following terms referenced in Section 2 of the Agreement shall have the meanings set forth below:
          “Applicable Margin” shall mean [***].

***	Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

          “Applicable Percentage” shall mean with respect to each Asset, the percentage set forth in the “Applicable Percentage” column of Exhibit A hereto. The Applicable Percentage of any Asset which is not an Eligible Asset shall be 0%.
          “Commitment Fee Amount” shall mean an annualized amount equal the product of (a) [***] and (b) the Maximum Aggregate Purchase Price. A Commitment Fee equal to such Commitment Fee Amount shall be due and payable by Seller to Buyer on the Effective Date in accordance with the Agreement; provided that payment by Seller of such Commitment Fee shall be deemed to apply to Buyer’s commitment to enter into Transactions with Seller under the Agreement during the period commencing on February 26, 2010 and ending on the Termination Date.
          “Eligible Loan” shall mean an Early Purchase Program Loan, a Non-Conforming Loan or an Agency Takeout Loan secured by a First Lien on a one to four family residential property and as to which (i) the representations and warranties in Section 12(v) and 12(w) and Schedule 1 of the Agreement are correct, (ii) was originated or acquired by Seller in accordance with Seller’s or Buyer approved third party’s Underwriting Guidelines, (iii) if such Loan is a Dry Loan, contains all required Loan Documents without Exceptions unless otherwise waived by Buyer, and (iv) such other customary criteria for eligibility determined by Buyer shall have been satisfied. No Loan shall be an Eligible Loan:
(1)	in respect of which there is a material breach of a representation and warranty set forth on Schedule 1 or there is an Exception which was not otherwise waived by Buyer;

(2)	which has been released from the possession of the Custodian under Section 6(a) of the Custodial Agreement to the Seller or its bailee for a period in excess of ten (10) calendar days (or if such tenth day is not a Business Day, the next succeeding Business Day);

(3)	which has been released from the possession of the Custodian (i) under Section 6(b) of the Custodial Agreement under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release, or (ii) under Section 6(c) of the Custodial Agreement under an Attorney Bailee Letter, from and after the date such Attorney’s Bailee Letter is terminated or ceases to be in full force and effect;

(4)	if such Loan is not subject to a Takeout Commitment (unless such Loan is a Best Execution Loan);

(5)	if the Purchase Price of such Loan, when added to the aggregate outstanding Purchase Price of all Purchased Assets then subject to Transactions, exceeds the Maximum Aggregate Purchase Price;

(6)	if such Loan has been subject to Transactions for more than sixty (60) days (whether or not consecutive) and such Loan is not an Agency Eligible Loan;

(7)	if such Loan has been subject to Transactions for more than ninety (90) days (whether or not consecutive);

(8)	in respect of which (a) the related Mortgaged Property is the subject of a foreclosure proceeding or (b) the related Note has been extinguished under

***	Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;

(9)	if (a) the related Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (b) such Mortgage, is not a valid, subsisting, enforceable and perfected First Lien on the Mortgaged Property;

(10)	if such Loan is a Wet Loan subject to Transactions for more than twelve (12) Business Days;

(11)	if such Loan was originated more than thirty (30) days prior to the initial Purchase Date of such Loan;

(12)	if such Loan is not a First Lien Loan;

(13)	if such Loan is thirty (30) or more days past due;

(14)	if such Loan is secured by real property improved by manufactured housing;

(15)	in respect of which the related Mortgagor is the subject of a bankruptcy proceeding;

(16)	if the Mortgagor has not made its first contractually due payment on such Loan within thirty (30) days of the related Due Date therefor;

(17)	if such Loan is a Non-Conforming Loan and the Purchase Price of such Loan, when added to the aggregate outstanding Purchase Price of all Non-Conforming Loans then subject to Transactions exceeds at any time $10,000,000;

(18)	if such Loan is a Seasoned Agency Eligible Loan and the Purchase Price of such Loan, when added to the aggregate outstanding Purchase Price of all Seasoned Agency Eligible Loans then subject to Transactions exceeds at any time 2% of the aggregate outstanding Purchase Price of all Assets then subject to Transactions;

(19)	if such Loan is a Wet Loan, and on any date of determination (other than during the Ramp-up Period), the Purchase Price of such Loan, when added to the aggregate outstanding Purchase Price of all Purchased Loans that are Wet Loans then subject to Transactions exceeds 30% of the Maximum Aggregate Purchase Price;

(20)	if such Loan is a Wet Loan, and on any date of determination during the Ramp-up Period, the Purchase Price of such Loan, when added to the aggregate outstanding Purchase Price of all Purchased Loans that are Wet Loans then subject to Transactions exceeds 40% of the aggregate outstanding Purchase Price of all Purchased Assets then subject to Transactions; or

(21)	if such Loan is an Early Purchase Program Loan and Seller has not completed and transmitted the Applicable Agency Schedule to the applicable Agency in accordance with Section 3(i) of the Agreement.
          “FHLMC Participation Certificate” shall mean a Participation Certificate that will be exchanged for a Security under the Freddie Mac Program.
          “FNMA Participation Certificate” shall mean a Participation Certificate that will be exchanged for a Security under the Fannie Mae Program.
          “GNMA I Participation Certificate” shall mean a Participation Certificate that will be exchanged for a Ginnie I Mortgage-Backed Security.
          “GNMA II Participation Certificate” shall mean a Participation Certificate that will be exchanged for a Ginnie II Mortgage-Backed Security.
          “LIBO Floor” shall mean [***].
          “MV Margin Percentage” shall mean with respect to each Asset, the percentage set forth in the “MV Margin Percentage” column of Exhibit A hereto.
          “Par Margin Percentage” shall mean 100%.
          “Pricing Rate” shall, as of any date of determination, be equal to the sum of (i) the greater of (1) the one-month LIBO Rate as of such date of determination and (b) the LIBO Floor plus (ii) the Applicable Margin. The Pricing Rate is calculated on the basis of a 360-day year and the actual number of days elapsed between the Purchase Date and the Repurchase Date.
          “Purchase Price” shall mean the price at which Purchased Assets are transferred by Seller to Buyer in a Transaction, which shall be equal to the lesser of (i) the outstanding principal amount of the related Purchased Assets and (ii) the product of the Applicable Percentage multiplied by the Market Value of the related Purchased Assets.
          “Ramp-up Period” shall mean the first five (5) Business Days and the last five (5) Business Days of each calendar month.
          “Seasoned Agency Eligible Loan” shall mean an Agency Eligible Loan that has been subject to Transactions for between sixty-one (61) days and ninety (90) days (inclusive).
          Section 2. Amendment and Restatement
          The terms and provisions of the Existing Side Letter are hereby amended and restated in their entirety by the terms and provisions of this Pricing Side Letter. This Pricing Side Letter is not intended to, and shall not, effect a novation of any of the obligations of the parties to the Existing Side Letter, but merely an amendment and restatement of the terms governing such obligations.
          Section 3. Fees and Expenses.
          Seller shall be responsible for any and all legal fees and expenses, due diligence and other out-of-pocket expenses incurred by Buyer or its agents in connection with preparation, review,

***	Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

negotiation, setting up, administering or amending of this Pricing Side Letter, the Agreement, the other Program Documents and the transactions contemplated thereby.
          Section 4. Counterparts.
          This side letter may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this side letter, any documents to be delivered pursuant to this side letter and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

NATIONSTAR MORTGAGE LLC, as Seller
By:	/s/ Gregory Oniu
	Name:	Gregory Oniu
	Title:	Senior Vice President

THE ROYAL BANK OF SCOTLAND PLC (as assignee of RBS FINANCIAL PRODUCTS, INC.), as Buyer and Agent, as applicable BY: RBS Securities, Inc., its agent
By:	/s/ Regina Abayev
	Name:	Regina Abayev
	Title:	VP

EXHIBIT A

	Days Such Assets are
	Subject to Transactions
	(whether or not	Applicable	Applicable	MV Margin
Asset Type	consecutive)	Sublimit	Percentage	Percentage

Non-Conforming Loans that are Dry Loans	45 or fewer days	(i) $10,000,000 minus (ii) the aggregate Purchase Price of all Non-Conforming Loans that are Dry Loans subject to Transactions (whether or not consecutive) for between 46 days and 60 days (inclusive)	[***]	[***]

	between 46 days and 60 days (inclusive)	(i) $10,000,000 minus (ii) the aggregate Purchase Price of all Non-Conforming Loans that are Dry Loans subject to Transactions (whether or not consecutive) for 45 or fewer days	[***]	[***]

	more than 60 days	0%	[***]	[***]

Agency Eligible Loans that are Dry Loans or Securities	45 or fewer days	100%	[***]	[***]
	between 46 days and 60 days (inclusive)	100%	[***]	[***]

	between 61 days and 90 days (inclusive)	2% of aggregate outstanding Purchase Price	[***]	[***]

	more than 90 days	0%	[***]	[***]

Wet Loans	12 or fewer Business Days	30% of Maximum Aggregate Purchase Price (other than during Ramp Up Period)	[***]	[***]

***	Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

	Days Such Assets are
	Subject to Transactions
	(whether or not	Applicable	Applicable	MV Margin
Asset Type	consecutive)	Sublimit	Percentage	Percentage

		40% of aggregate outstanding Purchase Price (during Ramp Up Period)

	more than 12 Business Days	0%	[***]	[***]

FNMA and GNMA I Participation Certificates	3 or fewer Business Days	100%	[***]	[***]
	between 4 and 6 Business Days (inclusive)	100%	[***]	[***]

	more than 6 Business Days	0%	[***]	[***]

GNMA II Participation Certificates	4 or fewer Business Days	100%	[***]	[***]
	between 5 and 6 Business Days (inclusive)	100%	[***]	[***]

	more 6 Business Days	0%	[***]	[***]

FHLMC Participation Certificates	5 or fewer Business Days	100%	[***]	[***]

	6 Business Days	100%	[***]	[***]

	more than 6 Business Days	0%	[***]	[***]

***	Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.